                                                                  Exhibit (d)(2)

                                 NO. 96-CI-08327

A. R. MILKES AND D. R. BURKLEW,         (S)          IN THE DISTRICT COURT
on behalf of themselves and all other   (S)
limited partners of Courtyard by        (S)
Marriott II Limited Partnership         (S)
                                        (S)
v.                                      (S)
                                        (S)
HOST MARRIOTT CORPORATION,              (S)
MARRIOTT INTERNATIONAL, INC.            (S)          OF BEXAR COUNTY, TEXAS
CBM TWO CORPORATION,                    (S)
COURTYARD MANAGEMENT                    (S)
CORPORATION, HOST                       (S)
INTERNATIONAL INC.,                     (S)
STEPHEN RUSHMORE and                    (S)
HOSPITALITY VALUATION                   (S)
SERVICES, INC.                          (S)          285th JUDICIAL DISTRICT

                                -----------------

                                 NO. 98-CI-04092

ROBERT M. HAAS, SR. and                 (S)          IN THE DISTRICT COURT OF
IRWIN RANDOLPH,                         (S)
JOINT TENANTS, ET AL.                   (S)
                                        (S)
VS.                                     (S)
                                        (S)
MARRIOTT INTERNATIONAL,                 (S)
INC.,  HOST MARRIOTT                    (S)
CORPORATION, CBM ONE                    (S)
CORPORATION, CBM TWO                    (S)
CORPORATION, COURTYARD                  (S)
MANAGEMENT CORPORATION,                 (S)
RIBM ONE CORPORATION,                   (S)
MARRIOTT RIBM TWO                       (S)
CORPORATION, RESIDENCE                  (S)
INN BY MARRIOTT, INC.,                  (S)
MARRIOTT FIBM ONE                       (S)
CORPORATION, FAIRFIELD                  (S)          BEXAR  COUNTY,  TEXAS
FMC CORPORATION, INC.,                  (S)
MARRIOTT DESERT SPRINGS                 (S)
CORPORATION, MARRIOTT                   (S)
DESERT SPRINGS DEVELOPMENT              (S)

CORPORATION, MARRIOTT                   (S)
HOTEL SERVICES, INC.,                   (S)
MARRIOTT MARQUIS                        (S)
CORPORATION, MARRIOTT                   (S)
HOTELS, INC., HOST                      (S)
INTERNATIONAL, INC.,                    (S)
J.W. MARRIOTT, JR.,                     (S)
STEPHEN RUSHMORE and                    (S)
HOSPITALITY VALUATION                   (S)          57TH  JUDICIAL  DISTRICT



                              SETTLEMENT AGREEMENT
                              --------------------


         This Settlement Agreement, dated as of March 9, 2000, is made and entered into by and among the following parties: (i) the representative Plaintiffs, A.R. Milkes, Donald Burklew, Charles Carey, Linda McGuire-Raskin, Mortimer Goodkin, Wesley Tinker, Robert M. Haas, Sr., and Marsha Hendler, individually and on behalf of each of the members of the Courtyard by Marriott II Limited Partnership ("CBM II LP") Class certified by the Order of the Honorable Michael Peden, dated June 23, 1998, as modified on July 21, 1998 (the "Milkes Plaintiffs"), by and through their counsel of record in the lawsuit styled Cause No. 96-CI-08327; A.R. Milkes and D.R. Burklew v. Host Marriott Corporation, et al.; in the 285th Judicial District Court, Bexar County, Texas (the "Milkes Litigation"); (ii) each of the individual named Plaintiffs in the lawsuit styled Cause No. 98-CI-04092; Robert M. Haas, Sr., et al. v. Host Marriott Corporation, et al.; in the 57th Judicial District Court of Bexar County, Texas (the "Haas Litigation"), together with all putative class members (the "Haas Plaintiffs"), by and through their counsel of record in the Haas Litigation; (iii) the Palm and Equity Intervenors as defined herein, by and through their counsel of record in the Milkes and Haas Litigation; and (iv) the Defendants, Host Marriott Corporation, Marriott International, Inc., CBM One LLC (successor by merger to CBM One Corporation), CBM Two LLC (successor by merger to CBM Two Corporation), Host

Settlement Agreement - Page 2

International, Inc., Courtyard by Marriott II Limited Partnership, RIBM One LLC (successor by merger to RIBM One Corporation), RIBM Two LLC (successor by merger to Marriott RIBM Two Corporation), Residence Inn by Marriott, Inc., FIBM One LLC (successor by merger to Marriott FIBM One Corporation), Fairfield FMC Corporation, Inc., HMC Desert LLC (successor by merger to Marriott Desert Springs Corporation), Marriott Desert Springs Development Corporation, Marriott Hotel Services, Inc., Marriott Marquis Corporation, Marriott Hotels, Inc., Courtyard Management Corporation and J.W. Marriott, Jr., by and through their counsel of record in the Milkes and Haas Litigations. The Milkes Plaintiffs, the Haas Plaintiffs, the Palm Intervenors, the Equity Intervenors and the Defendants are collectively referred to as the "Settling Parties." This Settlement Agreement is intended by the Settling Parties to fully, finally and forever resolve, discharge and settle the Released Claims, as defined herein, upon and subject to the terms and conditions hereof.

         WHEREAS:

I.       RECITALS
         --------

         A.       THE MILKES LITIGATION
                  ---------------------

         On June 7, 1996, Whitey Ford and 136 other limited partners in CBM II LP instituted suit. On September 20, 1996, the suit was amended to include 443 CBM II LP limited partners. By March 17, 1997, approximately 454 CBM II LP limited partners had joined the Milkes Litigation.

         On January 29, 1998, representative Plaintiffs, A.R. Milkes and D.R. Burklew, filed a class action lawsuit, on behalf of themselves and a proposed class of current and former CBM II LP limited partners, against certain defendants. On June 23, 1998, the Court certified the Milkes Litigation as a Class action pursuant to the Texas Rules of Civil Procedure 42(a) and (b) with

Settlement Agreement - Page 3
the Class defined as "all limited partners in the CBM II LP as of January 31, 1998; excluding, however, the defendants, their parent corporations, subsidiaries and affiliates, and their predecessors and successors in interest, and the present officers, directors, or employees of any defendant or of any predecessor or successor in interest of any Defendant" (the "CBM II LP Class").

         The Court appointed as representative Plaintiffs, A.R. Milkes, D.R. Burklew, Charles Carey, Mortimer Goodkin, Linda McGuire-Raskin, Wesley Tinker, Robert M. Haas, Sr. and Marsha Hendler, and by Order dated July 21, 1998, named as Lead Class Counsel, David Berg and the law firm of Berg, Androphy & Wilson. The Court further designated, as co-counsel for the CBM II LP Class, Stephen Hackerman and the law firm of Hackerman, Peterson, Frankel & Manela; David E. Warden, and the law firm of Yetter & Warden; James L. Branton, and the law firm of Branton & Hall; James Moriarty and the law firm of Moriarty & Associates, PC;
J. Boyd Page and the law firm of Page & Bacek, LLP; Linda Broocks and the law firm of Ogden, Gibson, White & Broocks, LLP; Charles E. Dorr and the law firm of Charles E. Dorr, P.C.; Roy Barrera, Sr. and the law firm of Nicholas & Barrera, P.C.; and J.A. Canales and the law firm of Canales & Simonson. Lead Class Counsel and co-counsel are hereinafter collectively referred to as "Plaintiffs' Counsel."

         A Notice of Pendency of Class Action was sent, in a form and manner approved by the Court (the "CBM II LP Notice of Pendency"), to members of the CBM II LP Class, advising them of the pendency of the Milkes Litigation and giving them the right to request exclusion therefrom, and notifying them that any CBM II LP Class member who failed to request exclusion as provided in the CBM II LP Notice of Pendency would be bound by any judgment subsequently rendered therein. Certain limited partners of CBM II LP, namely the Equity and

Settlement Agreement - Page 4

Palm Intervenors, requested exclusion from the CBM II LP Class. The CBM II LP Notice of Pendency satisfied the requirements of Texas Rule of Civil Procedure 42 regarding, among other things, the rights of CBM II LP Class members to request exclusion from the Milkes Litigation, and no additional opportunity to request exclusion is required.

         After opting-out of the CBM II LP Class, on March 11, 1999, Palm Investors, LLC, as a limited partner in CBM II LP and as an alleged assignee of all right, title and interest formerly held by certain CBM II LP limited partners, by and through its counsel of record, R. James George and the law firm of George & Donaldson, LLP ("Palm's Counsel"), intervened in the Milkes Litigation (the "Palm Intervenors"). Similarly, on March 25, 1999, Equity Resource Fund X, Equity Resource Fund XV, Equity Resource Fund XVI, Equity Resource Fund XVII, Equity Resource Fund XX, Equity Resource Fund XXI, Equity Resource Bay Fund, Equity Resource Bridge Fund and Equity Resource Pilgrim Fund, by and through their counsel of record, J. Patrick Deely and the law firm of Cheslock, Deely & Rapp ("Equity's Counsel"), filed their Plea in Intervention, on behalf of themselves and as alleged assignees of all right, title and interest formerly held by certain CBM II LP limited partners (the "Equity Intervenors").

         On August 27, 1999, CBM Two LLC, the General Partner of CBM II LP, appointed a Special Litigation Committee (the "SLC"), consisting of the Honorable William H. Webster and the Honorable Charles B. Renfrew, to investigate, review and analyze the facts and circumstances surrounding the alleged derivative claims asserted on behalf of CBM II LP in the Milkes Litigation. The SLC retained, as its counsel, Richard C. Tufaro and the law firm of Milbank, Tweed, Hadley & McCloy, LLP (the "SLC's Counsel").

         On January 19, 2000, the Court signed an Order granting J.W. Marriott, Jr.'s Special Appearance and dismissing him from the Milkes Litigation.

Settlement Agreement - Page 5

         The Milkes Litigation alleges, among other things, that the Defendants, or some of them: (1) breached and knowingly participated in breaches of fiduciary duties to the limited partners in CBM II LP and to CBM II LP; (2) defrauded and conspired to defraud the CBM II LP limited partners and CBM II LP;
(3) conspired against the CBM II LP limited partners and CBM II LP; (4) violated the TEXAS FREE ENTERPRISE & ANTITRUST ACT OF 1983; (5) breached certain contracts; and (6) tortiously interfered with certain contracts. Defendants denied all allegations contained in the Milkes Lawsuit and have raised numerous affirmative defenses thereto, including, without limitation, the statutes of limitations.

         B.       THE HAAS LITIGATION
                  -------------------

         On March 16, 1998, Robert M. Haas, Sr. and Irwin Randolph, joint tenants, et al., filed suit against Defendants, Marriott International, Inc., Host Marriott Corporation, CBM One LLC (successor by merger to CBM One Corporation), CBM Two LLC (successor by merger to CBM Two Corporation), Host International, Inc., Courtyard by Marriott II Limited Partnership, RIBM One LLC (successor by merger to RIBM One Corporation), RIBM Two LLC (successor by merger to Marriott RIBM Two Corporation), Residence Inn by Marriott, Inc., FIBM One LLC (successor by merger to Marriott FIBM One Corporation), Fairfield FMC Corporation, Inc., HMC Desert LLC (successor by merger to Marriott Desert Springs Corporation), Marriott Desert Springs Development Corporation, Marriott Hotel Services, Inc., Marriott Marquis Corporation, Marriott Hotels, Inc., Courtyard Management Corporation, J.W. Marriott, Jr., Stephen Rushmore and Hospitality Valuation Services, Inc. Thereafter, on March 18, 1999, Jack L. Walker and Maury F. Weiss, individually and on behalf of certain limited partners in Courtyard by Marriott Limited Partnership ("CBM I LP"), filed a Class Action Petition in Intervention against Defendants. On March 26, 1999, Palm Investors, LLC, on behalf of itself and as an alleged assignee of all rights, title and interests formerly held by certain limited partners in CBM I LP, by and through Palm's Counsel, filed its Plea in Intervention. On April 5, 1999, Equity Resource Fund XI, Equity Resource Fund XIV, Equity Resource Fund XV, Equity Resource Fund XVII, Equity Resource Fund XX, Equity Resource Fund XXI, Equity Resource Bay Fund, Equity Resource Bridge Fund and Equity Resource Pilgrim Fund, on behalf of themselves and as alleged

Settlement Agreement - Page 6
assignees of all rights, titles and interests formally held by limited partners in CBM I LP, Palm's Counsel, filed its Plea in Intervention. On April 5, 1999, Equity Resourse Fund XI, Equity Resource Fund XIV, Equity Resource Fund XV, Equity Resource Fund XVII, Equity Resource Fund XX, Equity Resource Fund XXI, Equity Resource Bay Fund, Equity Resource Bridge Fund and Equity Resource Pilgrim Fund, on behalf of themselves and as alleged assignees of all rights, titles and interests formally held by limited partners in CMB I LP, by and through Equity's Counsel, filed its Plea in Intervention. Thereafter, Intervenors Walker and Weiss moved for certification of a class of certain limited partners of CBM I LP, which was denied by the Court.

         On August 17, 1999, CBM One LLC, the General Partner of CBM I LP, appointed the SLC to investigate, review and analyze the facts and circumstances surrounding the alleged derivative claims asserted on behalf of CBM I LP in the Haas Litigation.

         The Haas Litigation involves the following limited partnerships: CBM I LP, Marriott Residence Inn Limited Partnership ("Residence Inn I LP"), Marriott Residence Inn II Limited Partnership ("Residence Inn II LP"), Fairfield Inn by Marriott Limited Partnership ("Fairfield Inn LP"), Desert Springs Marriott Limited Partnership ("Desert Springs LP") and Atlanta Marriott Marquis Limited Partnership and Atlanta Marriott Marquis II Limited Partnership (collectively "Atlanta Marquis LP"), which are collectively referred to as the Haas Litigation limited partnerships. The Complaint and Pleas in Intervention in the Haas Litigation allege, among other things, that the Defendants, or some of them: (1) breached and knowingly participated in breaches of fiduciary duties to various limited partners and partnerships in the Haas Litigation limited partnerships;
(2) defrauded and conspired to defraud various limited partners and partnerships in the Haas Litigation limited partnerships; (3) conspired against

Settlement Agreement - Page 7
various limited partners and partnerships in the Haas Litigation limited partnerships; (4) violated the TEXAS FREE ENTERPRISE & ANTITRUST ACT OF 1983;
(5) breached certain contracts; and (6) tortiously interfered with certain contracts. Defendants denied all allegations contained in the Haas Litigation, and have raised numerous defenses thereto, including, without limitation, the statutes of limitations.

II.      PRETRIAL PROCEEDINGS AND DISCOVERY IN THE MILKES AND HAAS LITIGATIONS
         ---------------------------------------------------------------------

         Extensive discovery and investigation have been conducted in the Milkes Litigation and, to a lesser degree, the Haas Litigation, including, inter alia:
(i) inspecting hundreds of thousands of pages of documents produced by the Defendants and non-parties; (ii) deposing numerous present and former employees of the Defendants; (iii) deposing Plaintiffs; (iv) deposing non-party witnesses;
(v) employing and consulting with experts, including reviewing and producing expert reports and attending and taking expert depositions; (vi) reviewing public and on-line filings; and (vii) researching applicable law with respect to the claims asserted in the Milkes and Haas Litigations. Discovery in the Milkes Litigation included documents and deposition testimony relevant to claims in the Haas Litigation. Settlement discussions, individually, with a mediator and with the SLC, have been intense and protracted.

III.     THE BENEFITS OF SETTLEMENT
         --------------------------

         Plaintiffs' Counsel believe that the claims asserted in the Milkes and Haas Litigations have merit. They all recognize and acknowledge, however, the risks and uncertainties associated with the continued prosecution of this time-consuming litigation, and therefore, believe, that in consideration of all the circumstances, the proposed Settlement set forth in this Settlement Agreement confers substantial benefits upon the Plaintiffs and that the Settlement is fair,

Settlement Agreement - Page 8
adequate, reasonable and in the best interest of the Plaintiffs, the Palm Intervenors and the Equity Intervenors. The SLC and the SLC's Counsel also believe that, with respect to CBM I LP subject to Paragraph 9.3 below, and CBM II LP, the Settlement is fair, adequate and reasonable and it is in the best interests of the Settling Parties for the SLC to resolve the derivative claims relating to CBM I LP and CBM II LP.

IV.      DEFENDANTS' DENIALS OF WRONGDOING AND LIABILITY
         -----------------------------------------------

         The Defendants have denied and continue to deny each and all of the claims and contentions of wrongdoing or liability against them arising out of the conduct, statements, acts or omissions alleged, or that could have been alleged, in the Milkes and Haas Litigations. The Defendants also have denied and continue to deny, inter alia, that: (1) any Defendant has breached any contracts or fiduciary duties; (2) any fraud, deceit or misrepresentations occurred in connection with the formation, operation or management of any hotel or hotel limited partnership connected with any of these Defendants; and (3) anyone was harmed by any conduct alleged in the Milkes and Haas Litigations.

         Nonetheless, although each deny wrongdoing of any kind whatsoever and without admitting liability, the Defendants have concluded that the further conduct of the Milkes and Haas Litigations would be protracted and expensive, and that it is desirable that the Milkes and Haas Litigations be fully and finally settled in the manner and upon the terms and conditions set forth in this Settlement Agreement in order to limit the burden, expense, inconvenience and distraction caused by the Milkes and Haas Litigations and to repurchase the CBM I LP Units and CBM II LP Units. The Defendants also have taken into account the uncertainties and risks inherent in complex litigation.

Settlement Agreement - Page 9

V.       THE TERMS OF THE SETTLEMENT AGREEMENT AND THE AGREEMENT OF SETTLEMENT
         ---------------------------------------------------------------------

         NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED by and among the Plaintiffs, the Palm Intervenors, the Equity Intervenors, the SLC and the Defendants, by and through their counsel of record in the Milkes and Haas Litigations, that, subject to the approval of the Court, the Milkes and Haas Litigations and the Released Claims shall be finally and fully compromised and settled, and the Milkes and Haas Litigations shall be dismissed on the merits and with prejudice as to the Defendants, upon and subject to the terms and conditions of this Settlement Agreement, as follows:

         1.   Definitions
              -----------

         As used in this Settlement Agreement the following terms have the meanings specified below:

         1.1 "Atlanta Marquis LP" means the Atlanta Marriott Marquis Limited Partnership and Atlanta Marriott Marquis II Limited Partnership.

         1.2 "Atlanta Marquis LP's Counsel" means Lawrence P. Kolker and the law firm of Wolf, Haldenstein, Adler, Freeman & Herz, LLP, and Martin D. Chitwood and the law firm of Chitwood and Harley.

         1.3 "Atlanta Marquis LP Notice" means the Notice of Proposed Settlement of Class Action and Settlement Hearing to be given to the Atlanta Marquis LP Class which will be certified as part of the Atlanta Marquis LP Settlement, and to the Palm Intervenors and the Equity Intervenors, if any, who formerly owned units in Atlanta Marquis LP.

         1.4 "Atlanta Marquis LP Plaintiffs" means all persons named as parties in the Haas Litigation and who formerly owned units in the Atlanta Marquis LP.

Settlement Agreement - Page 10

         1.5 "Atlanta Marquis LP Proof of Claim" means the Atlanta Marquis LP Proof of Claim and Release.

         1.6 "Atlanta Marquis LP Settlement" means the settlement of the Sturm Litigation.

         1.7 "Atlanta Marquis LP Settlement Amount" means the aggregate of $4.25 million or $8,018.86 for each of the former 530 Atlanta Marquis LP Units that does not opt-out of the Atlanta Marquis Settlement and executes the Atlanta Marquis LP Proof of Claim, reduced, however, by $8,018.86 for each Atlanta Marquis LP Unit below 530 which fails to settle as provided herein.

         1.8 "Atlanta Marquis LP Unit" means a unit of limited partnership interest in Atlanta Marquis LP.

         1.9  "CBM I LP" means the Courtyard by Marriott Limited Partnership.

         1.10 "CBM I LP Consent Form" means the form contained in the CBM I LP Purchase Offer/Consent Solicitation Statement to be completed and returned to the Claims Administrator to vote on the Proposed CBM I LP Partnership Agreement Amendments and CBM I LP Merger.

Settlement Agreement - Page 11

         1.11 "CBM I LP Purchase Offer/Consent Solicitation Statement" means the Purchase/Offer Consent Solicitation Statement which may be set forth in one or more documents, to be prepared by the Joint Venture and CBM I LP for inclusion in the CBM I LP Notice and, following Court approval of the CBM I LP Notice, distributed to the limited partners of CBM I LP seeking (i) their written consent to the CBM I LP Merger and the Proposed CBM I LP Partnership Agreement Amendments; and (ii) their assignment, transfer and conveyance to the Joint venture or one or more of its designees of all right, title and interest in all CBM I LP Units, half-CBM I LP Units and other fractional CBM I LP Units owned by such person, together with all right, title and interest held, owned or claimed in CBM I LP, free and clear of all pledges, security interests, liens and other encumbrances whatsoever.

         1.12 "CBM I LP Merger" means the merger of a subsidiary of the Joint Venture with and into CBM I LP, with CBM I LP surviving, pursuant to an agreement and plan of merger to be entered into and attached to the CBM I LP Purchase Offer/Consent Solicitation Statement, as more particularly described in Paragraph 2.9(b) hereof.

         1.13 "CBM I LP Notice" means the Notice of Proposed Settlement of Class Action and Settlement Hearing and the CBM I LP Purchase Offer/Consent Solicitation Statement and Consent Form which will be approved by the Court and given to the CBM I LP Class which will be certified as part of the CBM I LP Settlement, and to the Palm Intervenors and Equity Intervenors who own CBM I LP Units.

         1.14 "CBM I LP Plaintiffs" means all persons named as parties in the Haas Litigation who own units in and/or a claim concerning CBM I LP, other than the Palm Intervenors and the Equity Intervenors, and all putative members of the CBM I LP Class to be certified in the Haas Litigation.

Settlement Agreement - Page 12

         1.15 "CBM I LP Proof of Claim" means the CBM I LP Proof of Claim, Assignment and Release.

         1.16 "CBM I LP Settlement" means the satisfaction of all the Settlement terms and conditions as set forth herein.

         1.17 "CBM I LP Settlement Amount" means the aggregate of $154,249,500.00 or $134,130.00 for each of the 1,150 CBM I LP Units, $67,065 for each half-CBM I LP Unit, or a reduced pro-rata amount for each other fractional CBM I LP Unit, that is assigned, transferred and conveyed to the Joint Venture or to one or more its designees pursuant to this Settlement Agreement and for which a CBM I LP Proof of Claim is provided pursuant to the CBM I LP Unit Acquisition, the aggregate amount reduced, however, by $134,130.00 per CBM I LP
 Unit, or a pro-rata amount for each half-CBM I LP Unit or fractional CBM I LP Unit below 1,150 CBM I LP Units which is not so assigned, transferred or conveyed (including the 15 CBM I LP Units held by CBM One LLC) and reduced further by the amount, if any, a holder of any CBM I LP Unit owes on the purchase price of such unit.

         1.18 "CBM I LP Unit" means a unit of limited partnership interest in CBM I LP.

         1.19 "CBM I LP Unit Acquisition" means the acquisition by the Joint Venture or one of more of its designees of the CBM I LP Units held by the CBM I LP Plaintiffs, the Palm Intervenors, the Equity Intervenors and Insiders (excluding CBM One LLC).

         1.20 "CBM I LP Unit Acquisition Closing Date" means the date on which the CBM I LP Unit Acquisition is consummated.

         1.21 "CBM II LP" means the Courtyard by Marriott II Limited
Partnership.

Settlement Agreement - Page 13

         1.22 "CBM II LP Consent Form" means the form contained in the CBM II LP Purchase Offer/Consent Solicitation Statement to be completed and returned to the Claims Administrator to vote on the Proposed CBM II LP Partnership Agreement Amendments and CBM II LP Merger.

         1.23 "CBM II LP Purchase Offer/Consent Solicitation Statement" means the Purchase/Offer Consent Solicitation Statement, which may be set forth in one or more documents, to be prepared by the Joint Venture and CBM II LP for inclusion in the CBM II LP Notice and, following Court approval of the CBM II LP Notice, distributed to the limited partners of CBM II LP seeking (i) their written consent to the CBM II LP Merger and the Proposed CBM II LP Partnership Agreement Amendments; and (ii) their assignment, transfer and conveyance to the Joint Venture or one or more of its designees of all right, title and interest in all CBM II LP Units, half-CBM II LP Units and other fractional CBM II LP Units owned by such person, together with all right, title and interest held, owned or claimed in CBM II LP, free and clear of all pledges, security interests, liens and other encumbrances whatsoever.

         1.24 "CBM II LP Merger" means the merger of a subsidiary of the Joint Venture with and into CBM II LP, with CBM II LP surviving, pursuant to an agreement and plan of merger to be entered into and attached to the CBM II LP Purchase Offer/Consent Solicitation Statement, as more particularly described in Paragraph 3.8(b) hereof.

         1.25 "CBM II LP Notice" means the Notice of Proposed Settlement of Class Action and Settlement Hearing and the CBM II LP Purchase Offer/Consent Solicitation Statement and Consent Form will be approved by the Court and given to the CBM II LP Class, and to the Palm Intervenors and the Equity Intervenors who own CBM II LP Units.

         1.26 "CBM II LP Plaintiffs" means all persons named as parties in the Milkes

Settlement Agreement - Page 14

Litigation, who own units in and/or a claim concerning CBM II LP, other than the Palm Intervenors and the Equity Intervenors, together with all members of the CBM II LP Class certified in the Milkes Litigation.

         1.27 "CBM II LP Proof of Claim" means the CBM II LP Proof of Claim, Assignment and Release.

         1.28 "CBM II LP Settlement" means the satisfaction of all the Settlement terms and conditions as set forth herein.

         1.29 "CBM II LP Settlement Amount" means the aggregate of $217,499,730.00 or $147,959.00 for each of the 1,470 CBM II LP Units, $73,979.50 for each half-CBM II LP Unit, or a reduced pro-rata amount for each other fractional CBM II LP Unit, that is assigned, transferred and conveyed to the Joint Venture or to one or more of its designees pursuant to this Settlement Agreement and for which a CBM II LP Proof of Claim is provided pursuant to the CBM II LP Unit Acquisition, the aggregate amount reduced, however, by $147,959.00 per CBM II LP Unit, or a pro-rata amount for each half-CBM II LP Unit or fractional CBM II LP Unit below 1,470 CBM II LP Units which is not so assigned, transferred or conveyed (including 21.5 CBM II LP Units held by CBM Two LLC) and reduced further by the amount, if any, a holder of any CBM II LP Unit owes on the purchase price of such unit.

         1.30 "CBM II LP Unit" means a unit of limited partnership interest in CBM II LP.


         1.31 "CBM II LP Unit Acquisition" means the acquisition by the Joint Venture or one or more of its designees of the CBM II LP Units held by the CBM II LP Plaintiffs, the Palm Intervenors, the Equity Intervenors and Insiders (excluding CBM Two LLC).

         1.32 "CBM II LP Unit Acquisition Closing Date" means the date on which the CBM II LP Unit Acquisition is consummated.

Settlement Agreement - Page 15

         1.33 "Claims Administrator" means GEMISYS, Proxy Department, 7103 South Revere Parkway, Englewood, Colorado 80112.

         1.34 "Defendants" means Host Marriott Corporation, Marriott International, Inc., CBM One LLC (successor by merger to CBM One Corporation), CBM Two LLC (successor by merger to CBM Two Corporation), Host International, Inc., Courtyard by Marriott II Limited Partnership, RIBM One LLC (successor by merger to RIBM One Corporation), RIBM Two LLC (successor by merger to Marriott RIBM Two Corporation), Residence Inn by Marriott, Inc., FIBM One LLC (successor by merger to Marriott FIBM One Corporation), Fairfield FMC Corporation, Inc., Marriott Desert Springs LLC (successor by merger to Marriott Desert Springs Corporation), Marriott Desert Springs Development Corporation, Marriott Hotel Services, Inc., Marriott Marquis Corporation, Marriott Hotels, Inc., Courtyard Management Corporation and J.W. Marriott, Jr.

         1.35 "Defendants' Counsel" means those attorneys and law firms representing the Defendants in the Litigation.

         1.36 "Desert Springs LP" means the Desert Springs Marriott Limited Partnership.

         1.37 "Desert Springs LP Notice" means the Notice of Proposed Settlement of Class Action and Settlement Hearing to be given to the Desert Springs LP Class which will be certified as part of the Desert Springs LP Settlement, and to the Palm Intervenors and the Equity Intervenors who formerly owned units in Desert Springs LP.

         1.38 "Desert Springs LP Plaintiffs" means all persons named as parties in the Haas Litigation who formerly owned units in and/or a claim concerning the Desert Springs LP, other than the Palm Intervenors and the Equity Intervenors, and all putative members of the Desert Springs LP Class to be certified in the Haas Litigation.

Settlement Agreement - Page 16

         1.39 "Desert Springs LP Proof of Claim" means the Desert Springs LP Proof of Claim and Release.

         1.40 "Desert Springs LP Settlement" means the satisfaction of all the Settlement terms and conditions as set forth herein.

         1.41 "Desert Springs LP Settlement Amount" means the aggregate of $12,111,000.00, or (i) $21,900.54 per unit to former holders of the 206 former Desert Springs LP units who are currently Plaintiffs in the Haas Litigation that do not opt-out of the Desert Springs LP Class and executes the Desert Springs LP Proof of Claim, the aggregate amount reduced, however, by $21,900.54 for each unit below 206 which fails to settle as provided herein; and (ii) $10,950.27 per unit to the former holders of the 694 remaining former units of Desert Springs LP as of December 28, 1998 that do not opt-out of the Desert Springs LP Class and execute the Desert Springs LP Proof of Claim, the aggregate amount reduced, however, by $10,950.27 for each unit below 694 which fails to settle as provided herein.

         1.42 "Effective Date" means the business day on which the Judgment Order becomes Final.

         1.43 "Equity Intervenors" shall mean Equity Resource Fund X, Equity Resource Fund XII, Equity Resource Fund XIV, Equity Resource Fund XV, Equity Resource Fund XVI, Equity Resource Fund XVII, Equity Resource Fund XX, Equity Resource Fund XXI, Equity Resource Bay Fund, Equity Resource Bridge Fund, and Equity Resource Pilgrim Fund, and any affiliate who purchased units in CBM I LP, CBM II LP, Residence Inn I LP, Residence Inn II LP, Fairfield Inn LP, Desert Springs LP, or Atlanta Marquis LP (if any).

         1.44 "Equity's Counsel" means J. Patrick Deely and the law firm of Cheslock, Deely & Rapp.

Settlement Agreement - Page 17

         1.45 "Escrow Agent" means Chase Bank of Texas, N.A.

         1.46 "Fairfield Inn LP" means the Fairfield Inn by Marriott Limited Partnership.

         1.47 "Fairfield Inn LP Notice" means the Notice of Proposed Settlement of Class Action and Settlement Hearing to be given to the Fairfield Inn LP Class which will be certified as part of the Fairfield Inn LP Settlement, and to the Palm Intervenors and the Equity Intervenors who own units in Fairfield Inn LP.

         1.48 "Fairfield Inn LP Plaintiffs" means all persons named as parties in the Haas Litigation and who own units in and/or a claim concerning Fairfield Inn LP, other than the Palm Intervenors and the Equity Intervenors, and all putative members of the Fairfield Inn LP Class to be certified in the Haas Litigation.

         1.49 "Fairfield Inn LP Proof of Claim" means the Fairfield Inn LP Proof of Claim and Release.

         1.50 "Fairfield Inn LP Settlement" means the satisfaction of all the Settlement terms and conditions as set forth herein.

         1.51 "Fairfield Inn LP Settlement Amount" means the aggregate of $19,032,504.06, or $228.38 for each of the 83,337 Fairfield Inn LP partnership units that does not opt-out of the Fairfield Inn LP Class and executes the Fairfield Inn LP Proof of Claim, the aggregate amount reduced, however, by $228.38 for each unit below 83,337 which fails to settle as provided herein.

         1.52 "Final" when referring to the Judgment Order or an appeal of the Judgment Order means that: (a) the Judgment Order is a final, appealable judgment; and (b) either (i) the time for filing or noticing of any appeal or other judicial review of the Judgment Order has expired without any such appeal or other review of the judgment having been commenced, or (ii) if an

Settlement Agreement - Page 18
appeal or other review of the Judgment Order has been filed, such appeal or other review is finally concluded and is no longer subject to review by any court, whether by appeal, writ of certiorari or otherwise, and such appeal or other review has been resolved in such manner as to permit the consummation of the Settlement as contemplated by the Judgment Order; provided (iii) that an appeal of the Judgment Order relating solely to the amount, allocation or other issue relating to an award of attorneys' fees to Plaintiffs' Counsel and/or Atlanta Marquis LP's Counsel shall not affect the finality of the Judgment Order for purposes of this Settlement and the Judgment Order shall be deemed "Final" notwithstanding such an appeal.

         1.53 "Haas Litigation" means the lawsuit styled: Cause No. 98-CI-04092; Robert M. Haas, Sr., et al v. Host Marriott Corporation, et al; in the 57th Judicial District Court of Bexar County, Texas (the "Court).

Settlement Agreement - Page 19

         1.54 "Hearing Order" means the Order with Respect to Hearing on the Settlement, Notice, and Plaintiffs' Counsels' and Atlanta Marquis LP's Counsels' Applications for Attorneys' Fees and Reimbursement of Litigation Costs and Expenses.

         1.55 "Host Marriott" means, individually and collectively, Host Marriott Corporation, a Maryland corporation, and Host Marriott, L.P., a Delaware limited partnership of which Host Marriott Corporation is the general partner, and their respective successors and assigns.

         1.56 "Insiders" means those persons or entities related to Defendants and identified on Exhibit "A."

         1.57 "Interest" means simple interest at the rate for one year certificates of deposit as published in the Wall Street Journal "Money Rates" to be adjusted (but not compounded) on a weekly basis on Monday of each week.

         1.58 "Joint Venture" means a to-be-formed Delaware limited liability company owned by Rockledge and by an indirect wholly-owned subsidiary of Marriott International, and each other Person in which it directly or indirectly will have an ownership interest, and their respective successors and assigns.

         1.59 "Judgment Order" means the judgment order to be rendered by the Court in the Milkes and Haas Litigations approving the fairness of the Settlement, dismissing the Milkes and Haas Litigations with prejudice, extinguishing as to the Released Persons the Released Claims and permanently barring and enjoining such persons from asserting such Released Claims, and addressing such other matters as the Court deems necessary and appropriate.

         1.60 "Marriott International" means Marriott International, Inc., a Delaware Corporation, and its successors and assigns.

Settlement Agreement - Page 20

         1.61 "Milkes Litigation" means the lawsuit styled: Cause No. 96-CI-08327; A.R. Milkes and D.R. Burklew v. Host Marriott Corporation, et al.; in the 285th Judicial District Court of Bexar County, Texas (the "Court").

         1.62 "Net Settlement Amount" means:

              (a) as to each Plaintiff, the pro-rata portion of the settlement amount due to such Plaintiff for a particular partnership, less Plaintiffs' Counsel's Attorneys' Fees,; and reduced further by the amount, if any, such Plaintiff owes on the purchase price of its unit.

              (b) as to the Palm Intervenors, the pro-rata portion of the settlement amount due to the Palm Intervenors for a particular partnership, without any deduction for Plaintiffs' Counsel's Attorneys' Fees, it being understood that the Palm Intervenors shall be separately responsible for payment of attorneys' fees and litigation costs and expenses to Palm's Counsel and that no request for reimbursement from the Settlement Fund will be made by Palm's Counsel to the Court;

              (c) as to the Equity Intervenors, the pro-rata portion of the settlement amount due to the Equity Intervenors for a particular partnership, without regard to any deduction for Plaintiffs' Counsel's Attorneys' Fees, it being understood that the Equity Intervenors shall be separately responsible for payment of attorneys' fees and litigation costs and expenses to Equity's Counsel and that no request for reimbursement from the Settlement Fund will be made by Equity's Counsel to the Court;

              (d) as to the Insiders, the pro-rata portion of the settlement amount due to Insiders in the CBM I LP Settlement or the CBM II LP Settlement, without regard to deduction for Plaintiffs' Counsel's Attorneys' Fees, it being understood that the Insiders were not represented by Plaintiffs' Counsel and will make no separate application for reimbursement of

Settlement Agreement - Page 21
attorneys' fees or litigation costs.

         1.63 "Net Settlement Fund" means the Settlement Fund less (a) Plaintiffs' Counsel's Attorneys' Fees; and (b) any and all payments to the Equity Intervenors, the Palm Intervenors and/or the Insiders as set forth herein.

         1.64 "Palm Intervenors" shall mean Palm Investors, LLC and any affiliates who purchased CBM II LP or CBM I LP Units.

         1.65 "Palm's Counsel" means R. James George and the law firm of George & Donaldson, LLP.

         1.66 "Person" means a natural person or entity, corporation, partnership, limited partnership, association, joint stock company, limited liability company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, or any business or legal entity, and its respective spouses, heirs, predecessors, successors, representatives, agents or assigns.

         1.67 "Plaintiffs" means collectively all CBM I LP Plaintiffs, all CBM II LP Plaintiffs, all Residence Inn I LP Plaintiffs, all Residence Inn II LP Plaintiffs, all Fairfield Inn Plaintiffs, and all Desert Springs LP Plaintiffs.

         1.68 "Plaintiffs' Counsel" means David Berg and the law firm of Berg, Androphy & Wilson; Stephen Hackerman and the law firm of Hackerman, Peterson, Frankel & Manela; David E. Warden, and the law firm of Yetter & Warden; James L. Branton, and the law firm of Branton & Hall; James Moriarty and the law firm of Moriarty & Associates, PC; J. Boyd Page and the law firm of Page & Bacek, LLP; Linda Broocks and the law firm of Ogden, Gibson, White & Broocks, LLP; Charles
E. Dorr and the law firm of Charles E. Dorr, P.C.; Roy Barrera, Sr. and the law firm of Nicholas & Barrera, P.C.; and J.A. Canales and the law firm of Canales &

Settlement Agreement - Page 22

Simonson.

         1.69 "Plaintiffs' Counsel's Attorneys' Fees" means the attorneys' fees and reimbursement of litigation costs and expenses awarded by the Court to Plaintiffs' Counsel less $4.25 million, the amount by which Plaintiffs' Counsel has agreed to reduce their attorneys' fees pursuant to Paragraph 13.1 herein.

         1.70 "Plan of Allocation" means a plan or formula of allocation of the Settlement Fund to be approved by the Court whereby the Settlement Fund and the Net Settlement Fund shall be distributed as set forth herein.

         1.71 "Proposed CBM I LP Partnership Agreement Amendments" means the amendments to the Amended and Restated Agreement of Limited Partnership of CBM I LP, as amended, as requested by the Joint Venture or any of the Defendants in order to permit, implement or facilitate the CBM I LP Settlement or any of the transactions constituting a part thereof (including, without limitation, the CBM I LP Unit Acquisition and the CBM I LP Merger), which amendments shall be described in the CBM I LP Purchase Offer/Consent Solicitation Statement approved by the Court as part of the CBM I LP Notice.

         1.72 "Proposed CBM II LP Partnership Agreement Amendments" means the amendments to the Amended and Restated Agreement of Limited Partnership of CBM II LP, as amended, as requested by the Joint Venture or any of the Defendants in order to permit, implement or facilitate the CBM II LP Settlement or any of the transactions constituting a part thereof (including, without limitation, the CBM II LP Unit Acquisition and the CBM II LP Merger), which amendments shall be described in the CBM II LP Purchase/Offer/Consent Solicitation Statement approved by the Court as part of the CBM II LP Notice.

Settlement Agreement - Page 23

         1.73 "Released Claims" means all those claims which are released, settled and discharged as part of this Settlement as described on Exhibits B, C, D, E, F, and G, attached hereto and incorporated herein by reference.

         1.74 "Released Atlanta Marquis LP Claims" means all those claims which are released, settled and discharged as part of the Atlanta Marquis LP Settlement.

         1.75 "Released CBM I LP Claims" means all those claims which are released, settled and discharged as part of the CBM I LP Settlement, and which are described on Exhibit B, attached hereto and incorporated herein by reference.

         1.76 "Released CBM II LP Claims" means all those claims which are released, settled and discharged as part of the CBM II LP Settlement, and which are described on Exhibit C, attached hereto and incorporated herein by reference.

         1.77 "Released Desert Springs LP Claims" means all those claims which are released, settled and discharged as part of the Desert Springs LP Settlement, and which are described on Exhibit D,, attached hereto and incorporated herein by reference.

         1.78 "Released Fairfield Inn LP Claims" means all those claims which are released, settled and discharged as part of the Fairfield Inn LP Settlement, and which are described on Exhibit E, attached hereto and incorporated herein by reference.

         1.79 "Released Persons" means: (i) each and all of the Defendants and their predecessors, successors, parents, subsidiaries, divisions, affiliates and related entities; (ii) each of the foregoing persons' or entities' respective past or present directors, officers, employees, partners, members, principals, trustees, agents, servants, appraisers, including, but not limited to, Stephen Rushmore and Hospitality Valuation Services, Inc., underwriters, issuers, shareholders, insurers, co-insurers, reinsurers, independent contractors, controlling shareholders, wholesalers,

Settlement Agreement - Page 24
resellers, distributors, retailers, attorneys, accountants, auditors, consultants, investment bankers, advisors, personal representatives, affiliates, predecessors, successors, parents, subsidiaries, divisions, assigns, spouses, heirs, executors, administrators, associates, and related or affiliated entities; and (iii) any members of the foregoing persons' immediate families, or any trust of which any of the foregoing persons is the settlor or which is for the benefit of any of the foregoing persons and/or member(s) of his or her family.

         1.80 "Released Residence Inn I LP Claims" means all those claims which are released, settled and discharged as part of the Residence Inn I LP Settlement, and which are described on Exhibit F, attached hereto and incorporated herein by reference.

         1.81 "Released Residence Inn II LP Claims" means all those claims which are released, settled and discharged as part of the Residence Inn II LP Settlement, and which are described on Exhibit G, attached hereto and incorporated herein by reference.

         1.82 "Residence Inn I LP" means the Marriott Residence Inn Limited Partnership.

         1.83 "Residence Inn I LP Notice" means the Notice of Proposed Settlement of Class Action and Settlement Hearing to be given to the Residence Inn I LP Class which will be certified as part of the Residence Inn I LP Settlement, and to the Palm Intervenors and the Equity Intervenors who own units in Residence Inn I LP.

         1.84 "Residence Inn I LP Plaintiffs" means all persons named as parties in the Haas Litigation who own units in and/or a claim concerning the Residence Inn I LP, other than the Palm Intervenors and the Equity Intervenors, and all putative members of the Residence Inn I LP Class to be certified in the Haas Litigation.

         1.85 "Residence Inn I LP Proof of Claim" means the Residence Inn I LP Proof of Claim and Release.

Settlement Agreement - Page 25

         1.86 "Residence Inn I LP Settlement" means the satisfaction of all the Settlement terms and conditions as set forth herein.

         1.87 "Residence Inn I LP Settlement Amount" means the aggregate of $14,981,728.00, or $228.38 for each of the 65,600 Residence Inn I LP partnership units that does not opt-out of the Residence Inn I LP Class and executes the Residence Inn I LP Proof of Claim, the aggregate amount reduced, however, by $228.38 for each unit below 65,600 which fails to settle as provided herein.

         1.88 "Residence Inn II LP" means the Marriott Residence Inn II Limited Partnership.

         1.89 "Residence Inn II LP Notice" means the Notice of Proposed Settlement of Class Action and Settlement Hearing to be given to the Residence Inn II LP Class which will be certified as part of the Residence Inn II LP Settlement, and to the Palm Intervenors and the Equity Intervenors who own units in Residence Inn II LP.

         1.90 "Residence Inn II LP Plaintiffs" means all persons named as parties in the Haas Litigation who own units in and/or a claim concerning Residence Inn II LP, other than the Palm Intervenors and the Equity Intervenors, and all putative members of the Residence Inn II LP Class to be certified in the Haas Litigation.

         1.91 "Residence Inn II LP Proof of Claim" means the Residence Inn II LP Proof of Claim and Release.

         1.92 "Residence Inn II LP Settlement" means the satisfaction of all the Settlement terms and conditions as set forth herein.

         1.93 "Residence Inn II LP Settlement Amount" means the aggregate of $15,986,600.00, or $228.38 for each of the 70,000 Residence Inn II LP partnership units that does not opt-out of the Residence Inn II LP Class and executes the Residence Inn II LP Proof of

Settlement Agreement - Page 26

Claim, the aggregate amount reduced, however, by $228.38 for each unit below 70,000 which fails to settle as provided herein.

         1.94 "Rockledge" means Rockledge Hotel Properties, Inc., a Delaware corporation in which Host Marriott owns approximately 95% of the economic interests and which is the owner, directly or indirectly, of 99% of each of CBM One LLC, CBM Two LLC, RIBM One LLC, RIBM Two LLC and FIBM One LLC, the general partners of CBM I LP, CBM II LP, Residence Inn I LP, Residence Inn II LP and Fairfield Inn LP, respectively, by virtue of their mergers with CBM One Corporation, CBM Two Corporation, RIBM One Corporation, Marriott RIBM Two Corporation and Marriott FIBM One Corporation, respectively, and its successors and assigns. Rockledge has joined in this Settlement Agreement as an additional party hereto.

         1.95 "Settlement" means the resolution of the Milkes and Haas Litigations, according to the terms and conditions set forth in this Settlement Agreement.

         1.96 "Settlement Agreement" means this Settlement Agreement.

         1.97 "Settlement Fund" means the total of the CBM I LP Settlement Amount , CBM II LP Settlement Amount,, Residence Inn I LP Settlement Amount, Residence Inn II LP Settlement Amount,, Fairfield Inn LP Settlement Amount, and Desert Springs LP Settlement Amount, plus any Interest pursuant to Paragraphs
11.2 and 17.1, less $4.25 Million to be taken out of any award of attorneys' fees to Plaintiffs' Counsel as set forth herein.

         1.98 "Settling Parties" means, collectively, each of the Defendants, the Plaintiffs, the Palm Intervenors, the Equity Intervenors and the SLC, by and through their respective counsel of record in the Haas and Milkes Litigations.

         1.99 "SLC" means the Special Litigation Committee appointed by the General Partners of CBM I LP and CBM II LP.

Settlement Agreement - Page 27

         1.100 "Sturm Litigation" means the lawsuit styled Civil Action No. 1:97-CV-3706-TWT; Hiram and Ruth Sturm, et al v. Marriott Marquis Corporation, et al; In the United States District Court for the Northern District of Georgia.

         1.101 "Sturm Plaintiffs" means all persons named as parties in the Sturm Litigation who formerly owned units in and/or a claim concerning the Atlanta Marquis LP, other than the Equity Intervenors, and all putative members of the class to be certified in the Sturm Litigation.

         2.    CBM I LP Settlement
               -------------------

         2.1 As part of the CBM I LP Settlement, and subject to the terms and conditions contained herein, the Joint Venture will pay or cause to be paid the CBM I LP Settlement Amount on behalf of and for the benefit of the CBM I LP Plaintiffs, the Palm Intervenors, the Equity Intervenors and the Insiders (other than CBM One LLC).

         2.2 As part of the CBM I LP Settlement, and subject to the terms and conditions contained herein, Plaintiffs' Counsel, with the advice and consent of Defendants' Counsel, will move for and be granted certification of a settlement class consisting of all CBM I LP Unit holders, excluding, however, the Equity Intervenors and the Palm Intervenors (the "CBM I LP Class").

         2.3 As part of the CBM I LP Settlement, and subject to the terms and conditions contained herein, the CBM I LP Plaintiffs, the Palm Intervenors and the Equity Intervenors will RELEASE, ACQUIT and FOREVER DISCHARGE the Released Persons from the Released CBM I LP Claims as of the Effective Date. The Released CBM I LP Claims are defined in Exhibit B, attached hereto and incorporated herein by reference.

         2.4 As part of the CBM I LP Settlement, and subject to the terms and conditions contained herein, the CBM I LP Plaintiffs, the Palm Intervenors, the Equity Intervenors and the

Settlement Agreement  - Page 28

Insiders (other than CBM One LLC) will assign, transfer and convey to the Joint Venture, or to one or more of its designees, all CBM I LP Units, half-units and other fractional units, together with all right, title and interest held, owned or claimed in CBM I LP.

         2.5 As part of the CBM I LP Settlement, and subject to the terms and conditions contained herein, each CBM I LP Plaintiff, Palm Intervenor and Equity Intervenor will be given an opportunity to vote on those certain Proposed CBM I LP Partnership Agreement Amendments which will be described in the CBM I LP Purchase Offer/Consent Solicitation Statement to be sent to each CBM I LP Plaintiff, Palm Intervenor and Equity Intervenor.

         2.6 As part of the CBM I LP Settlement, and subject to the terms and conditions contained herein, each CBM I LP Plaintiff, Palm Intervenor and Equity Intervenor will be given the opportunity to vote on the CBM I LP Merger which will be described in the CBM I LP Purchase Offer/Consent Solicitation Statement sent to all CBM I LP Plaintiffs, Palm Intervenors and Equity Intervenors.

         2.7 As part of the CBM I LP Settlement, and subject to the terms and conditions contained herein, and before payment of any CBM I LP Settlement Amount is made to any such person, each CBM I LP Plaintiff, Palm Intervenor, Equity Intervenor and Insider will execute and timely return the CBM I LP Proof of Claim in the form and manner described therein.

         2.8 Defendants have the unilateral option, at their sole discretion prior to the entry of the Judgment Order, to terminate the CBM I LP Settlement, without cost or expense, other than notice costs relating to the CBM I LP Settlement, if: (1) holders of more than ten percent (10%) of the CBM I LP Units opt-out of the CBM I LP Settlement; or (2) holders of a majority of the CBM I LP Units (other than those owned by Insiders) fail to vote in favor of or given written consent to the CBM I LP Merger or the Proposed CBM I LP Partnership Agreement

Settlement Agreement - Page 29

Amendments; or (3) Defendants fail to receive any necessary third party consents; or (4) any of the terms or conditions of Paragraph 10 are not satisfied.

         2.9 Subject to the terms and conditions set forth herein (including, without limitation, the conditions set forth in Paragraphs 10.1 and 10.2 hereof), the CBM I LP Settlement will be effected through a fully-integrated two-step process approved by the Court as described in this Paragraph 2.9.

         (a)   CBM I LP Unit Acquisition. The first step of the CBM I LP
               -------------------------
Settlement shall be the acquisition by the Joint Venture or one or more of its designees of the CBM I LP Units held by the CBM I LP Plaintiffs, the Palm Intervenors, the Equity Intervenors and the Insiders (other than CBM One LLC) and the release of the Released Persons from the Released CBM I LP Claims by the CBM I LP Plaintiffs, the Palm Intervenors and the Equity Intervenors (the "CBM I LP Unit Acquisition"). In the CBM I LP Unit Acquisition, the Joint Venture shall pay or cause to be paid, at the appropriate time as provided herein, to each CBM I LP Plaintiff, Palm Intervenor, Equity Intervenor and Insider (other than CBM One LLC) after receipt by the Claims Administrator of a valid CBM I LP Proof of Claim as described in Paragraph 1.15 hereof prior to the CBM I LP Unit Acquisition Closing Date, an amount with respect to each CBM I LP Unit (or half-CBM I LP Unit or other fractional CBM I LP Unit) so acquired equal to its pro-rata proportion of the Net Settlement Amount with respect to CBM I LP. To receive the Net Settlement Amount with respect to CBM I LP, a CBM I LP Plaintiff, Palm Intervenor, Equity Intervenor or Insider (other than CBM One
LLC), as the case may be, shall have executed and delivered the CBM I LP Proof of Claim prior to the CBM I LP Unit Acquisition Date, pursuant to which such person shall have (A) assigned, transferred and conveyed to the Joint Venture or one or more of its designees all right, title and interest in all CBM I LP Units, half-CBM I LP

Settlement Agreement - Page 30

Units and other fractional CBM I LP Units owned by such person, together with all rights, title and interest held, owned or claimed in CBM I LP, free and clear of all pledges, security interests, liens and other encumbrances whatsoever, and (B) released the Released Persons from the Released CBM I LP Claims. The CBM I LP Unit Acquisition shall be effective as of the Effective Date, and the CBM I LP Unit Acquisition Closing Date shall be as soon as practicable following the Effective Date.

               (b) CBM I LP Merger. The second step of the Settlement with
                   ---------------
respect to CBM I LP shall be the merger of a subsidiary of the Joint Venture with and into CBM I LP, with CBM I LP surviving as the surviving limited partnership (the "CBM I LP Merger"), pursuant to an agreement and plan of merger to be entered into among CBM I LP, the Joint Venture and such merger subsidiary and attached to the CBM I LP Purchase Offer/Consent Solicitation Statement. In the CBM I LP Merger, (A) the general partner interest held by CBM One LLC and each CBM I LP Unit held directly or indirectly by the Joint Venture (including, without limitation, the CBM I LP Units acquired in the CBM I LP Unit Acquisition) shall remain outstanding and shall be unaffected by the CBM I LP Merger, (B) the interests in the merger subsidiary shall be converted into CBM I LP Units, (C) each CBM I LP Unit held by a CBM I LP Plaintiff, Palm Intervenor, Equity Intervenor, or Insider (other than CBM One LLC) who has not executed and delivered to the Claims Administrator a CBM I LP Proof of Claim prior to the CBM I LP Unit Acquisition Closing Date shall be converted into the right to receive cash in an amount equal to their pro-rata proportion of the Net Settlement Amount with respect to CBM I LP, and (D) each remaining CBM I LP Unit, being a CBM I LP Unit held by a Person who has opted-out of the CBM I LP Class and elected not to participate in the CBM I LP Settlement, shall be converted into the right to receive cash in an amount equal to the value of such CBM I LP

Settlement Agreement - Page 31

Unit, determined in the following manner: (I) two independent, nationally recognized hotel valuation firms approved by the Court and identified in the CBM I LP Merger Agreement shall appraise the market value of the hotels owned by CBM I LP as of the Effective Date, which appraisals shall be completed within 60 days after the effective time of the CBM I LP Merger and set forth in a report certified by a MAI appraiser as having been prepared in accordance with the requirements of the Standards of Professional Practice of the Appraisal Institute and the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation (which may be based on site visits to 10 or more hotels and a limited scope review deemed appropriate by such appraisal firm); and (II) the value of such CBM I LP Unit shall be equal to the amount that would be distributed with respect to such CBM I LP Unit if the CBM I LP hotels were sold for an amount equal to the average of the appraised values determined by the two appraisers, all outstanding indebtedness of CBM I LP and its subsidiaries were repaid in full in accordance with its terms (including any applicable defeasance costs and prepayment penalties), all other liabilities of CBM I LP and its subsidiaries were paid in full (including all amounts due under the CBM I LP management agreement), and CBM I LP thereafter were liquidated and the liquidation proceeds were distributed among the CBM I LP partners in accordance with the terms of the CBM I LP Partnership Agreement. The amount to be received in the CBM I LP Merger by the holders of the CBM I LP Units who have opted-out of the CBM I LP Class and elected not to participate in the CBM I LP Settlement will not include any amount with respect to any claims against the Defendants. The CBM I LP Merger shall be consummated and be effective on the CBM I LP Unit Acquisition Closing Date immediately following consummation of the CBM I LP Unit Acquisition, and thereafter the holders of CBM I LP Units who have not yet delivered a CBM I LP Proof of Claim and holders of CBM I LP Units who have opted-out of the

Settlement Agreement - Page 32

CBM I LP Class and elected not to participate in the CBM I LP Settlement shall no longer hold any equity interest in CBM I LP.

         2.10 CBM I LP Plaintiffs who elect not to participate ("Opt-Out CBM I LP Plaintiffs") will be informed in the proposed CBM I LP Notice that in addition to the payment described in Paragraph 2.9(b)(D), they are free to pursue individual claims against the Defendants by hiring independent counsel, which will not include any counsel who have appeared for the CBM I LP Plaintiffs in the Haas Litigation.

         2.11 Notwithstanding the failure of any CBM I LP Plaintiff, Palm Intervenors, Equity Intervenors or Insiders to execute and deliver the CBM I LP Proof of Claim, upon the Judgment Order becoming Final, such CBM I LP Plaintiffs, Palm Intervenors, Equity Intervenors and Insiders will be deemed to have: (1) released the Released CBM I LP Claims against the Released Persons; and (2) assigned, transferred and conveyed to the Joint Venture or one or more of its designees, all CBM I LP Units, half-units and other fractional units in CBM I LP.

         3.    CBM II LP Settlement
               --------------------

         3.1 As part of the CBM II LP Settlement, and subject to the terms and conditions contained herein, the Joint Venture will pay or cause to be paid the CBM II LP Settlement Amount on behalf of and for the benefit of the CBM II LP Plaintiffs, the Palm Intervenors, the Equity Intervenors and the Insiders (other than CBM Two LLC).

         3.2 As part of the CBM II LP Settlement, and subject to the terms and conditions contained herein, the CBM II LP Plaintiffs, the Palm Intervenors and Equity Intervenors will RELEASE, ACQUIT and FOREVER DISCHARGE the Released Persons from the Released CBM II LP Claims as of the Effective Date. The Released CBM II LP Claims are defined in Exhibit C, attached hereto and incorporated herein by reference.

Settlement Agreement - Page 33

         3.3 As part of the CBM II LP Settlement, and subject to the terms and conditions contained herein, the CBM II LP Plaintiffs, the Palm Intervenors, the Equity Intervenors and the Insiders (other than CBM Two LLC) will assign, transfer and convey to the Joint Venture or to one or more of its designees, all CBM II LP Partnership Units, half-units and other fractional units, together with all rights, title and interest held, owned or claimed in CBM II LP.

         3.4 As part of the CBM II LP Settlement, and subject to the terms and conditions contained herein, each CBM II LP Plaintiff, Palm Intervenor and Equity Intervenor will be given an opportunity to vote on those certain Proposed CBM II LP Partnership Agreement Amendments which will be described in the CBM II LP Purchase Offer/Consent Solicitation Statement to be sent to each CBM II LP Plaintiff, Palm Intervenor and Equity Intervenor.

         3.5 As part of the CBM II LP Settlement, and subject to the terms and conditions contained herein, each CBM II LP Plaintiff, Palm Intervenor and Equity Intervenor will be given an opportunity to vote on the CBM II LP Merger which will be described in the CBM II LP Purchase/Offer Consent Solicitation Statement sent to all CBM II LP Plaintiffs, Palm Intervenors and Equity Intervenors.

         3.6 As part of the CBM II LP Settlement, and subject to the terms and conditions contained herein, and before payment of any CBM II LP Settlement Amount is made to any such person, each CBM II LP Plaintiff, Palm Intervenor, Equity Intervenor and Insider will execute and timely return the CBM II LP Proof of Claim in the form and manner described therein.

         3.7 Defendants have the unilateral option, at their sole discretion prior to the entry of the Judgment Order, to terminate the CBM II LP Settlement, without cost or expense, other than notice costs relating to the CBM II LP Settlement, if: (1) holders of more than ten percent (10%) of the CBM II LP Units opt-out of the CBM II LP Settlement; or (2) holders of a majority of the

Settlement Page - 34

CBM II LP Units (other than those owned by Insiders) fail to vote in favor of or give written consent to the CBM II LP Merger or the Proposed CBM II LP Partnership Agreement Amendments; or (3) Defendants fail to receive any necessary third party consents; or (4) the terms and conditions of Paragraph 10 are not satisfied.

         3.8 Subject to the terms and conditions set forth herein (including, without limitation, the conditions set forth in Paragraphs 10.1 and 10.2 hereof), the CBM II LP Settlement will be effected through a fully-integrated two-step process approved by the Court as described in this Paragraph 3.8.

         (a)   CBM II LP Unit Acquisition. The first step of the CBM II LP
               --------------------------
Settlement shall be the acquisition by the Joint Venture or one or more of its designees of the CBM II LP Units held by the CBM II LP Plaintiffs, the Palm Intervenors, the Equity Intervenors and Insiders (other than CBM Two LLC) and the release of the Released Persons from the Released CBM II LP Claims by the CBM II LP Plaintiffs, the Palm Intervenors, the Equity Intervenors and the Insiders (the "CBM II LP Unit Acquisition"). In the CBM II LP Unit Acquisition, the Joint Venture shall pay or cause to be paid, at the appropriate time as provided herein, to each CBM II LP Plaintiff, Palm Intervenors, Equity Intervenors and Insiders (other than CBM Two LLC) after receipt by the Claims Administrator of a valid CBM II LP Proof of Claim as described in Paragraph 1.76 hereof, prior to the CBM II LP Unit Acquisition Closing Date, an amount with respect to each CBM II LP Unit (or half-CBM II LP Unit or other fractional CBM II LP Unit) so acquired equal to their pro-rata proportion of the Net Settlement Amount with respect to CBM II LP. To receive the Net Settlement Amount with respect to CBM II LP, a CBM II LP Plaintiff, Palm Intervenor, Equity Intervenor and Insider (other than CBM Two LLC), as the case may be, shall have executed and delivered the CBM II LP Proof of Claim, prior to the CBM II LP Unit

Settlement Agreement - Page 35

Acquisition Closing Date, pursuant to which such person shall have (A) assigned, transferred and conveyed to the Joint Venture or one or more of its designees all rights, title and interest in all CBM II LP Units, half-CBM II LP Units and other fractional CBM II LP Units owned by such person, together with all rights, title and interest held, owned or claimed in CBM II LP, free and clear of all pledges, security interests, liens and other encumbrances whatsoever, and (B) released the Released Persons from the Released CBM II LP Claims. The CBM II LP Unit Acquisition shall be effective as of the Effective Date and shall be consummated as soon as practicable following the Effective Date.

         (b)   CBM II LP Merger. The second step of the Settlement with respect
               ----------------
to CBM II LP shall be the merger of a subsidiary of the Joint Venture with and into CBM II LP, with CBM II LP surviving as the surviving limited partnership (the "CBM II LP Merger"), pursuant to an agreement and plan of merger to be entered into among CBM II LP, the Joint Venture and such merger subsidiary and attached to the CBM II LP Purchase Offer/Consent Solicitation Statement. In the CBM II LP Merger, (A) the general partner interest held by CBM One LLC and each CBM II LP Unit held directly or indirectly by the Joint Venture (including, without limitation, the CBM II LP Units acquired in the CBM II LP Unit Acquisition) shall remain outstanding and shall be unaffected by the CBM II LP Merger, (B) the interests in the merger subsidiary shall be converted into CBM II LP Units, (C) each CBM II LP Unit held by a CBM II LP Plaintiff, a Palm Intervenor, an Equity Intervenor or Insider (other than CBM Two LLC) who has not executed and delivered to the Claims Administrator a CBM II LP Proof of Claim prior to the CBM II LP Unit Acquisition Closing Date shall be converted into the right to receive cash in an amount equal to their pro-rata proportion of the Net Settlement Amount with respect to CBM II LP, and (D) each remaining CBM II LP Unit, being a CBM II LP Unit held by a Person who has

Settlement Agreement - Page 36
opted-out of the CBM II LP Class and elected not to participate in the CBM II LP Settlement, shall be converted into the right to receive cash in an amount equal to the value of such CBM II LP Unit, determined in the following manner: (I) two independent, nationally recognized hotel valuation firms approved by the Court and identified in the CBM II LP merger agreement shall appraise the market value of the hotels owned by CBM II LP as of the Effective Date, which appraisals shall be completed within 60 days after the effective time of the CBM II LP Merger and set forth in a report certified by a MAI appraiser as having been prepared in accordance with the requirements of the Standards of Professional Practice of the Appraisal Institute and the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation (which may be based on site visits to 10 or more hotels and a limited scope review deemed appropriate by such appraisal firm); and (II) the value of such CBM II LP Unit shall be equal to the amount that would be distributed with respect to such CBM II LP Unit if the CBM II LP hotels were sold for an amount equal to the average of the appraised values determined by the two appraisers, all outstanding indebtedness of CBM II LP and its subsidiaries were repaid in full in accordance with its terms (including any applicable defeasance costs and prepayment penalties), all other liabilities of CBM II LP and its subsidiaries were paid in full (including all amounts due under the CBM II LP Management Agreement), and CBM II LP thereafter were liquidated and the liquidation proceeds were distributed among the CBM II LP partners in accordance with the terms of the CBM II LP Partnership Agreement. The amount to be received in the CBM II LP Merger by the holders of the CBM II LP Units who have opted-out of the CBM II LP Class and elected not to participate in the CBM II LP Settlement will not include any amount with respect to any claims against the Defendants. The CBM II LP Merger shall be consummated and be effective on the CBM II LP Unit Acquisition Closing Date immediately following consummation

Settlement Agreement - Page 37
of the CBM II LP Unit Acquisition and thereafter the holders of CBM II LP Units who have not yet delivered a CBM II LP Proof of Claim and holders of CBM II LP Units who have opted-out of the CBM II LP Class and elected not to participate in the CBM II LP Settlement shall no longer hold any equity interest in CBM II LP.

         3.9 CBM II LP Plaintiffs who elect not to participate ("Opt-Out CBM II LP Plaintiffs") will be informed in the CBM II LP Notice that in addition to the payment described in Paragraph 3.8(b)(D), they are free to pursue individual claims against the Defendants by hiring independent counsel, which will not include any counsel who have appeared for the CBM II LP Plaintiffs in the Milkes Litigation.

         3.10 Notwithstanding any CBM II LP Plaintiff, Palm Intervenors, Equity Intervenors or Insiders failure to execute and deliver the CBM II LP Proof of Claim, upon the Judgment Order becoming Final, such CBM II LP Plaintiffs, Palm Intervenors, Equity Intervenors and Insiders will be deemed to have: (1) released the Released CBM II LP Claims against the Released Persons; and (2) assigned, transferred and conveyed to the Joint Venture or one or more of its designees, all CBM II LP Partnership Units, half-units and other fractional units in CBM II LP.

         4.    The Residence Inn I LP Settlement
               ---------------------------------

         4.1 As part of the Residence Inn I LP Settlement, and subject to the terms and conditions contained herein, Plaintiffs' Counsel, with the advice and consent of Defendants' Counsel, will move for and be granted certification of a settlement class consisting of all Residence Inn I LP unit holders, excluding, however, the Equity Intervenors who own units in Residence Inn I LP (the "Residence Inn I LP Class").

Settlement Agreement - Page 38

         4.2 As part of the Residence Inn I LP Settlement, and subject to the terms and conditions contained herein, Rockledge and Marriott International or its designee, will pay or cause to be paid the Residence Inn I LP Settlement Amount.

         4.3 As part of the Residence Inn I LP Settlement, and subject to the terms and conditions contained herein, the Residence Inn I LP Plaintiffs, the Palm Intervenors and the Equity Intervenors will RELEASE, ACQUIT and FOREVER DISCHARGE the Released Persons from the Residence Inn I LP Released Claims as of the Effective Date. The Residence Inn I LP Released Claims are described on Exhibit F attached hereto and incorporated herein by reference.

         4.4 As part of the Residence Inn I LP Settlement, and subject to the terms and conditions contained herein, and before payment of any Residence Inn I LP Settlement Amount is made to any such person, each Residence Inn I LP Plaintiff and Equity Intervenor will execute and timely return the Residence Inn I LP Proof of Claim in the form and manner described therein.

         4.5 As part of the Residence Inn I LP Settlement, and subject to the terms and conditions contained herein, Defendants will waive the right to receive payment in the future of $29,781,000.00 in deferred management fees presently owed to the manager pursuant to the terms of the Residence Inn I LP Management Agreement.

         4.6 Defendants have the unilateral option, at their sole discretion prior to entry of the Judgment Order, to terminate the Residence Inn I LP Settlement, without cost or expense, other than notice costs relating to the Residence Inn I LP Settlement, if holders of more than ten percent (10%) of the 65,600 units outstanding in Residence Inn I LP opt-out of the Residence Inn I LP Settlement. If the Residence Inn I LP Settlement proceeds with fewer than one hundred

Settlement Agreement - Page 39
percent (100%) of the 65,600 units participating, the amount of the Residence Inn I LP Settlement Amount shall be reduced by $228.38 for every such non-participating unit.

         4.7 Residence Inn I LP Plaintiffs who elect not to participate ("Opt-Out Residence Inn I Plaintiffs") will be informed in the proposed Residence Inn I LP Notice that they will receive no settlement payment but are free to pursue individual claims against the Defendants by hiring independent counsel, which will not include any counsel who have appeared for the Residence Inn I LP Plaintiffs in the Haas Litigation.

         4.8 The Residence Inn I LP Settlement is also subject to Paragraph 10 hereof.

         4.9 Notwithstanding the failure of any Residence Inn I LP Plaintiff, Palm Intervenors or Equity Intervenors to execute and deliver the Residence Inn I LP Proof of Claim, upon the Judgment Order becoming Final, such Residence Inn I LP Plaintiffs, Palm Intervenors and Equity Intervenors will be deemed to have released the Released Residence Inn I LP Claims against the Released Persons.

         5.    The Residence Inn II LP Settlement
               ----------------------------------

         5.1 As part of the Residence Inn II LP Settlement, and subject to the terms and conditions contained herein, Plaintiffs' Counsel, with the advice and consent of Defendants' Counsel, will move for and be granted certification of a settlement class consisting of all Residence Inn II LP unit holders, excluding, however, the Equity Intervenors who own units in Residence Inn II LP (the "Residence Inn II LP Class").

         5.2 As part of the Residence Inn II LP Settlement, and subject to the terms and conditions contained herein, Rockledge and Marriott International or its designee, will pay or cause to be paid the Residence Inn I LP Settlement Amount.

         5.3 As part of the Residence Inn II LP Settlement, and subject to the terms and

Settlement Agreement - Page 40
conditions contained herein, the Residence Inn II LP Plaintiffs, the Palm Intervenors and the Equity Intervenors will RELEASE, ACQUIT and FOREVER DISCHARGE the Released Persons from the Residence Inn II LP Released Claims as of the Effective Date. The Residence Inn II LP Released Claims are described on Exhibit G attached hereto and incorporated herein by reference.

         5.4 As part of the Residence Inn II LP Settlement, and subject to the terms and conditions contained herein, and before payment of any Residence Inn II LP Settlement Amount is made to any such person, each Residence Inn II LP Plaintiff and Equity Intervenor will execute and return the Residence Inn II LP Proof of Claim in the form and manner described therein.

         5.5 As part of the Residence Inn II LP Settlement, and subject to the terms and conditions contained herein, Defendants will waive the right to receive payment in the future of $22,693,000.00 in deferred management fees presently owed to the manager pursuant to the terms of the Residence Inn II LP Management Agreement.

         5.6 Defendants have the unilateral option, at their sole discretion prior to the entry of the Judgment Order, to terminate the Residence Inn II LP Settlement, without cost or expense, other than notice costs relating to the Residence Inn II LP Settlement, if holders of more than ten percent (10%) of the 70,000 units outstanding in Residence Inn II LP opt-out of the Residence Inn II LP Settlement. If the Residence Inn II LP Settlement proceeds with fewer than one hundred percent (100%) of the 70,000 units participating, the amount of the Residence Inn II LP Settlement Amount shall be reduced by $228.38 for every such non-participating unit.

         5.7 Residence Inn II LP Plaintiffs who elect not to participate ("Opt-Out Residence Inn II Plaintiffs") will be informed in the proposed Residence Inn II LP Notice that they will

Settlement Agreement - Page 41
receive no settlement payment but are free to pursue individual claims against the Defendants by hiring independent counsel, which will not include any counsel who have appeared for Residence Inn II LP Plaintiffs in the Haas Litigation.

         5.8 The Residence Inn II LP Settlement is also subject to Paragraph 10 herein.

         5.9 Notwithstanding the failure of any Residence Inn II LP Plaintiff, Palm Intervenors or Equity Intervenors to execute and deliver the Residence Inn II LP Proof of Claim, upon the Judgment Order becoming Final, such Residence Inn II LP Plaintiffs, Palm Intervenors and Equity Intervenors will be deemed to have released the Released Residence Inn II LP Claims against the Released Persons.

         6.    The Fairfield Inn LP Settlement
               -------------------------------

         6.1 As part of the Fairfield Inn LP Settlement, and subject to the terms and conditions contained herein, Plaintiffs' Counsel, with the advice and consent of Defendants' Counsel, will move for and be granted certification of a settlement class consisting of all Fairfield Inn LP unit holders, excluding, however, the Equity Intervenors who own units in Fairfield Inn LP (the "Fairfield Inn LP Class").

         6.2 As part of the Fairfield Inn LP Settlement, and subject to the terms and conditions contained herein, Rockledge and Marriott International or its designee, will pay or cause to be paid the Fairfield Inn LP Settlement Amount.

         6.3 As part of the Fairfield Inn LP Settlement, and subject to the terms and conditions contained herein, the Fairfield Inn LP Plaintiffs, the Palm Intervenors and Equity Intervenors will RELEASE, ACQUIT and FOREVER DISCHARGE the Released Persons from the Fairfield Inn LP Released Claims as of the Effective Date. The Fairfield Inn LP Released Claims are described on Exhibit E attached hereto and incorporated herein by reference.

Settlement Agreement - Page 42

         6.4 As part of the Fairfield Inn LP Settlement, and subject to the terms and conditions contained herein, and before payment of any Fairfield Inn LP Settlement Amount is made to any such person, each Fairfield Inn LP Plaintiff and Equity Intervenor will execute and return the Fairfield Inn LP Proof of Claim in the form and manner described therein.

         6.5 As part of the Fairfield Inn LP Settlement, and subject to the terms and conditions contained herein, Defendants will waive the right to receive payment in the future of $23,483,000.00 in deferred management fees presently owed to the manager pursuant to the terms of the Fairfield Inn LP Management Agreement.

         6.6 Defendants have the unilateral option, at their sole discretion prior to entry of the Judgment Order, to terminate the Fairfield Inn LP Settlement, without cost or expense, other than notice costs relating to the Fairfield Inn LP Settlement, if holders of more than ten percent (10%) of the 83,337 units outstanding in Fairfield Inn LP opt-out of the Fairfield Inn LP Settlement. If the Fairfield Inn LP Settlement proceeds with fewer than one hundred percent (100%) of the 83,337 units participating, the amount of the Fairfield Inn LP Settlement Amount shall be reduced by $228.38 for every such non-participating unit.

         6.7 Fairfield Inn LP Plaintiffs who elect not to participate ("Opt-Out Fairfield Inn LP Plaintiffs") will be informed in the proposed Fairfield Inn LP Notice that they will receive no settlement payment but are free to pursue individual claims against the Defendants by hiring independent counsel, which will not include any counsel who have appeared for the Fairfield Inn LP Plaintiffs in the Haas Litigation.

         6.8 The Fairfield Inn LP Settlement is subject to Paragraph 10 herein.

         6.9 Notwithstanding the failure of any Fairfield Inn LP Plaintiff, Palm Intervenors or Equity Intervenors to execute and deliver the Fairfield Inn LP Proof of Claim, upon the

Settlement Agreement - Page 43

Judgment Order becoming Final, such Fairfield Inn LP Plaintiffs, Palm Intervenors and Equity Intervenors will be deemed to have released the Released Fairfield Inn LP Claims against the Released Persons.

         7.    The Desert Springs LP Settlement
               --------------------------------

         7.1 As part of the Desert Springs LP Settlement, and subject to the terms and conditions contained herein, Plaintiffs' Counsel, with the advice and consent of Defendants' Counsel, will move for and be granted certification of a settlement class consisting of all former Desert Springs LP unit holders in two sub-classes: (1) the former holders of the 206 units in Desert Springs LP who have individually appeared in the Haas Litigation; and (2) all other former Desert Springs LP Unit holders, excluding the Equity Intervenors who formerly owned units in Desert Springs LP (collectively the "Desert Springs LP Class").

         7.2 As part of the Desert Springs LP Settlement, and subject to the terms and conditions contained herein, Host Marriott and Marriott International or its designee will pay or cause to be paid the Desert Springs LP Settlement Amount.

         7.3 As part of the Desert Springs LP Settlement, and subject to the terms and conditions contained herein, the Desert Springs LP Plaintiffs, the Palm Intervenors and the Equity Intervenors will RELEASE, ACQUIT and FOREVER DISCHARGE the Released Persons from the Desert Springs LP Released Claims as of the Effective Date. The Desert Springs LP Released Claims are described on Exhibit D attached hereto and incorporated herein by reference.

         7.4 As part of the Desert Springs LP Settlement, and subject to the terms and conditions contained herein, and before payment of any Desert Springs LP Settlement Amount is made to any such person, each Desert Springs LP Plaintiff and Equity Intervenor will execute

Settlement Agreement - Page 44
and return the Desert Spring LP Proof of Claim in the form and manner described therein.

         7.5 Defendants have the unilateral option, at their sole discretion prior to entry of the Judgment Order, to terminate the Desert Springs LP Settlement, without cost or expense, other than notice costs relating to the Desert Springs LP Settlement, if the holders of more than ten percent (10%) of the 900 former units outstanding in Desert Springs LP opt-out of the Desert Springs LP Settlement. If the Desert Springs LP Settlement proceeds with fewer than one hundred percent (100%) of the holders of the 900 former units participating, the amount of the Desert Springs LP Settlement Amount shall be reduced by the amount set forth in Paragraph 1.41 for every such non-participating unit.

         7.6 Desert Springs LP Plaintiffs who elect not to participate in the Desert Springs LP Class ("Opt-Out Desert Springs LP Plaintiffs") will be informed in the proposed Desert Springs LP Notice that they will receive no settlement payment but are free to pursue individual claims against the Defendants by hiring independent counsel, which will not include any counsel who have appeared for the Desert Springs LP Plaintiffs in the Haas Litigation.

         7.7 The Desert Springs LP Settlement is subject to Paragraph 10 herein.

         7.8 Notwithstanding the failure of any Desert Springs LP Plaintiff, Palm Intervenors or Equity Intervenors to execute and deliver the Desert Springs LP Proof of Claim, upon the Judgment Order becoming Final, such Desert Springs LP Plaintiffs, Palm Intervenors and Equity Intervenors will be deemed to have released the Released Desert Springs LP Claims against the Released Persons.

Settlement Agreement - Page 45

         8.    The Atlanta Marquis LP Settlement
               ---------------------------------

         8.1 As part of this Settlement, Plaintiffs' Counsel and Equity's Counsel will dismiss without prejudice any and all claims in the Haas Litigation relating to Atlanta Marquis LP and inform the Atlanta Marquis Plaintiffs that
(i) they are dismissing all claims relating to Atlanta Marquis LP; and (ii) they will be class members in the Sturm Litigation with respect to the Atlanta Marquis LP Settlement.

         8.2 As part of the Atlanta Marquis LP Settlement, Atlanta Marquis LP's Counsel, with the advice and consent of Defendants' Counsel, will move for and be granted certification of a settlement class consisting of all parties in the Sturm Litigation who formerly owned units in Atlanta Marquis LP and all other former Atlanta Marquis LP unit holders (the "Atlanta Marquis LP Class"), excluding, however, Equity Intervenors who owned units in Atlanta Marquis LP.

         8.3 As part of the Atlanta Marquis LP Settlement, Host Marriott and Marriott International or its designee, will pay or cause to be paid the Atlanta Marquis LP Settlement Amount.

         8.4 As part of the Atlanta Marquis LP Settlement, the Sturm Plaintiffs will RELEASE, ACQUIT and FOREVER DISCHARGE the Released Persons.

         8.5 As part of the Atlanta Marquis LP Settlement, and before payment of any Atlanta Marquis LP Settlement Amount is made to any such person, each Sturm Plaintiff will execute and return the Atlanta Marquis LP Proof of Claim in the form and manner described therein.

         8.6 Defendants have the unilateral option, at their sole discretion prior to entry of the Judgment Order to terminate the Atlanta Marquis LP Settlement, without cost or expense, other than notice costs relating to the Atlanta Marquis LP Settlement, if holders of more than ten

Settlement Agreement - Page 46
percent (10%) of the former 530 unit holders in Atlanta Marquis LP opt-out of the Atlanta Marquis LP Settlement. If the Atlanta Marquis LP Settlement proceeds with fewer than one hundred percent (100%) of the 530 units participating, the amount of the Atlanta Marquis LP Settlement Amount shall be reduced by $8,018.86 for every such non-participating unit.

         8.7 Sturm Plaintiffs who elect not to participate ("Opt-Out Atlanta Marquis LP Plaintiffs") will be informed in the Atlanta Marquis LP Notice that they will receive no settlement payment but are free to pursue individual claims against the Defendants by hiring independent counsel, which will not include any counsel who have appeared for the Atlanta Marquis LP Plaintiffs or the Sturm Plaintiffs.

         9.    The SLC
               -------

         9.1 The SLC agrees that the terms of the CBM II LP Settlement (including, without limitation, the terms and conditions of the CBM II LP Unit Acquisition and the CBM II LP Merger) are fair and reasonable and include a fair and reasonable settlement of any and all derivative claims, expressed or implied, made on behalf of CBM II LP in the Milkes Litigation. If holders of ten percent (10%) or less of the CBM II LP Units opt-out of the CBM II LP Settlement, or, at Defendants' sole option, if holders of more than ten percent (10%) opt-out and Defendants waive, in writing, the condition set forth in Paragraph 10.2(a) as to CBM II LP, the SLC agrees to release, on behalf of CBM II LP and in favor of all Defendants, any and all such derivative claims.

         9.2 The CBM II LP Notice shall state that if holders of ten percent (10%) or less of the CBM II LP Units opt-out of the CBM II LP Settlement, or, at Defendants' sole option, if holders of more than ten percent (10%) of the CBM II LP Units opt-out and Defendants waive, in writing, the condition set forth in Paragraph 10.2(a) as to CBM II LP, the SLC agrees to

Settlement Agreement - Page 47
release upon the Effective Date, on behalf of CBM II LP and in favor of all Defendants, any and all such derivative claims.

         9.3 Based on the information received by the SLC to date, the terms of the CBM I LP Settlement (including, without limitation, the terms and conditions of the CBM I LP Unit Acquisition and the CBM I LP Merger) appear to the SLC to be fair and reasonable and to include a fair and reasonable settlement of any and all derivative claims, expressed or implied, made on behalf of CBM I LP in the Haas Litigation. It further appears to the SLC to be fair and reasonable to release, and subject to the SLC's due diligence review, the SLC shall release, on behalf of CBM I LP, in favor of all Defendants, any such derivative claims if ten percent (10%) or less of the CBM I LP Units opt-out of the CBM I LP Settlement, or, at Defendants' sole option, if more than ten percent (10%) opt-out and Defendants waive, in writing, the condition set forth in Paragraph 10.2(a) as to CBM I LP.

         9.4 Subject to the SLC's due diligence review, which shall be concluded before the CBM I LP Notice is provided to the Court, the CBM I LP Notice shall state that if holders of ten percent (10%) or less of the CBM I LP Units opt-out of the CBM I LP Settlement, or, at Defendants' sole option, if holders of more than ten percent (10%) of the CBM I LP Units opt-out and Defendants waive, in writing, the condition set forth in Paragraph10.2(a) as to CBM I LP, the SLC agrees to release upon the Effective Date, on behalf of CBM I LP and in favor of all Defendants, any and all such derivative claims.

         9.5 The fees and expenses of the SLC, the SLC's Counsel and any experts retained by the SLC shall be paid by the Defendants or their designees.

10.      Conditions to the Effectiveness of the Settlement
         -------------------------------------------------

         10.1  Conditions Prior to Notice. Defendants' obligation to proceed
               --------------------------
with this

Settlement Agreement - Page 48

Settlement Agreement and consummate the transactions contemplated in connection therewith is subject to the condition precedent that any and all necessary consents from third parties shall have been obtained and remain in full force and effect; provided that Host Marriott, Rockledge and Marriott International shall have the right, in their sole and absolute discretion, to waive any such condition, in writing, as to any or all of such consents, which may include the following:

         (a) If required, the lenders under the Amended and Restated Credit Agreement dated as of August 5, 1998 (as amended to the date hereof) under which Host Marriott is the borrower;


               (b) If required, the lender under the Loan Agreement dated as of March 21, 1997 (as amended to the date hereof), under which CBM I LP is the borrower (and any Rating Comfort Letter (as defined therein) required in connection with the Settlement shall have obtained);

               (c) If required, the holders of a majority of the outstanding principal amount of Senior Secured Notes due 2008 issued by CBM II LP;

               (d) If required, any ground lessor (other than Marriott International or any affiliate thereof) with respect to any hotel owned by either of CBM I LP or Courtyard II Associates; and

               (e) If required, Hospitality Properties Trust (or its successors or assigns) shall have waived its right to purchase any partnership interest in CBM I LP or CBM II LP pursuant to that certain Purchase-Sale and Option Agreement by and among HMH Courtyard Properties, Inc., HMH Properties, Inc., and Hospitality Properties, Inc., dated as of February 3, 1995, as amended to the date hereof.

               (f) If required, permission by the Securities and Exchange Commission ("SEC") to mail the definitive Purchase Offer/Consent Solicitation Statement to the holders of CBM I LP Units and CBM II LP Units or the SEC staff shall have decided not to review the Purchase Offer/Consent Solicitation Statements.

         Following execution of this Settlement Agreement, Defendants will use reasonable

Settlement Agreement - Page 49
efforts to obtain such consents/permission within sixty (60) days, and notify Plaintiffs' Counsel, Equity's Counsel and Palm's Counsel in writing when such consents have been obtained. If Defendants determine in their sole discretion that such consents/permission cannot be obtained, unless Defendants elect in their sole discretion to waive the requirement of obtaining such consent/permission in writing, Defendants shall notify Plaintiffs' Counsel, Palm's Counsel and Equity's Counsel in writing, at which time this Settlement Agreement and the Settlement shall be null and void and without cost or expense (including Interest expense) to any party, and without further action, the Defendants, the Joint Venture and Rockledge shall be relieved of any obligations under this Settlement Agreement. If Defendants Counsel has not, within 120 days of the execution of this Settlement Agreement, notified Plaintiffs' Counsel, Palm's Counsel and Equity's Counsel that (i) such consents/permission have been obtained; (ii) such consents/permission have been waived; or (iii) such consents/permission cannot be obtained, then Plaintiffs' Counsel has the option to notify Defendants' Counsel in writing that the Settlement shall be null and void without cost or expense (including Interest expense) to any party, and Palm's Counsel and/or Equity's Counsel has the option to notify Defendants' Counsel in writing that the Palm Intervenors and/or the Equity Intervenors (as the case may be) withdraw from the Settlement without cost or expense (including Interest expense) to any party; provided that such notice from Plaintiffs' Counsel, Palm's Counsel and/or Equity's Counsel is sent prior to notice being sent by Defendants' Counsel that the consents/permission have been obtained or waived.

         10.2  Conditions Following Notice. Assuming all conditions in Paragraph
               ---------------------------
10.1 have been satisfied or waived, and following the approval by the Court of certification of the CBM I

Settlement Agreement - Page 50

LP Class, the Residence Inn I LP Class, the Residence Inn II LP Class, the Fairfield Inn LP Class, and the Desert Springs LP Class, and the sending to the Plaintiffs of the appropriate Notices, Defendants shall be obligated to proceed with this Settlement only if each of the following events shall have occurred and remain in effect within the time set for all Plaintiffs, the Palm Intervenors and Equity Intervenors to return the Consent Forms and/or Proof of Claims or opt-out of the Settlements:

               (a) Holders of ten percent (10%) or less of the units held by limited partners (other than Insiders) in CBM I LP, CBM II LP, Residence Inn I LP, Residence Inn II LP, Desert Springs LP and Atlanta Marquis LP shall have elected not to participate in ("opted-out" of) the Settlement;

               (b) Limited partners holding a majority of the CBM I LP Units (excluding CBM I LP Units held by Insiders) shall have submitted valid written CBM I LP Consent Forms voting in favor of the CBM I LP Merger and the Proposed CBM I LP Partnership Agreement Amendments; and

               (c) Limited partners holding a majority of the CBM II LP Units (excluding the CBM II LP Units held by Insiders) shall have submitted valid written CBM II LP Consent Forms voting in favor of the CBM II LP Merger and the Proposed CBM II LP Partnership Agreement Amendments.

         If any of the above conditions are not satisfied, unless Host Marriott, Rockledge and Marriott International elect, in writing, in their sole and absolute discretion, to waive any such condition and proceed with all, or any one or more, or any combination of the CBM I LP Settlement, CBM II LP Settlement, Residence Inn I LP Settlement, Residence Inn II LP Settlement, Desert Springs LP Settlement and Atlanta Marquis LP Settlement, solely at the option of Host Marriott, Rockledge and Marriott International, set forth in writing, this Settlement Agreement and the Settlement as to all or any such Partnerships shall be null and void and without cost or expense to any party (including Interest expense) (and except for the Notice

Settlement Agreement - Page 51
costs, as set forth elsewhere herein), and without further action, the Defendants, the Joint Venture and Rockledge shall be relieved of any obligations under this Settlement Agreement.

         10.3 Plaintiffs' Counsel has substantially completed its due diligence regarding the Settlement subject to receipt within fourteen (14) days of the remaining documents previously requested from Defendants.

         11.   Payment of the Settlement Fund
               ------------------------------

         11.1 On or before the third business day following the entry by the Court of the executed Judgment Order, the Joint Venture, Rockledge, Host Marriott and Marriott International, or one or more of their designees, shall pay or cause to be paid by wire transfer the Settlement Fund to the Escrow Agent, which will be deposited by the Escrow Agent in an interest-bearing account pursuant to the Escrow Agreement in substantially the form attached as Exhibit H. In the event that the Judgment Order does not become Final because an appeal or other review of the Judgment Order has been filed, the Escrow Agent will return the Settlement Fund, with interest, to the Joint Venture, Rockledge, Host Marriott and Marriott International, in amounts as jointly instructed by these four entities, by wire transfer, within two (2) business days after the date the Escrow Agent receives documentation of such event. The Joint Venture, Rockledge, Host Marriott and Marriott International or one or more of their designees, will pay or cause to be paid by wire transfer the Settlement Fund back to the Escrow Agent within three (3) business days after the order or judgment by the appellate court affirming the Judgment Order becomes Final.

         11.2 In the event that the Settlement Fund is returned to the Joint Venture, Rockledge,

Settlement Agreement - Page 52

Host Marriott Corporation and Marriott International pursuant to Paragraph 11.1 above, the Defendants agree to accrue Interest on the Fairfield Inn LP Settlement Amount, Residence Inn I LP Settlement Amount, Residence Inn II LP Settlement Amount and Desert Springs LP Settlement Amount until such time as the Settlement Fund, with such accrued Interest (including Interest earned on that portion of the Settlement Fund relating to such Settlement Amounts pursuant to Paragraph 11.1 above), is paid back to the Escrow Agent pursuant to Paragraph
11.1 above.

         11.3 The Escrow Agent shall not be authorized to distribute any amount from the Settlement Fund to any Plaintiff, Palm Intervenor, Equity Intervenor, Insider, or Plaintiffs' Counsel until after the Effective Date, and in accordance with the Plan of Allocation and the Court's order with respect to the payment of Plaintiffs' Counsel's Attorneys' Fees and reimbursement of expenses.

         11.4 The Escrow Agent will not distribute any amount from the Settlement Fund to any Plaintiff, Palm Intervenor, Equity Intervenor or Insider unless and until a fully executed Proof of Claim is received by the Claims Administrator and provided to Defendants' Counsel and Plaintiffs' Counsel.

         11.5 If the Settlement does not become effective, all such Interest shall inure to the benefit of the Joint Venture, Rockledge, Host Marriott and Marriott International and shall be returned to the Joint Venture, Rockledge, Host Marriott and Marriott International in such proportions as they shall agree among themselves and in accordance with the provisions of Paragraph 11.1, less any amounts necessary to pay the fees and expenses of the Escrow Agent and the Claims Administrator.

         11.6 The Escrow Agent shall not use or disburse any funds from the Settlement Fund

Settlement Agreement - Page 53
except as provided for in this Settlement Agreement, the Escrow Agreement, as permitted by Order of the Court or with the written consent of the Parties.

         11.7 In addition to the other terms and conditions contained herein, the receipt by any Plaintiff, Palm Intervenor, Equity Intervenor or Insider of any payment from the Settlement Fund or the execution, negotiation or deposit of any check transferring or paying any amount from the Settlement Fund shall constitute: (1) a full and final release of the Released Claims; and (2) an assignment, conveyance and transfer of all CBM I LP and CBM II LP Units, half-units and other fractional units owned by that person or its designees.

         11.8 The Settlement Fund shall be deemed and considered to be in custodia legis of the Court, and shall remain subject to the jurisdiction of the Court, until such time as the Settlement Fund shall be distributed pursuant to this Settlement Agreement and/or further Order(s) of the Court.

         11.9 In the event that this Settlement Agreement is not approved, is terminated, canceled, or fails to become effective for any reason, then none of the Joint Venture, Rockledge, Host Marriott and Marriott International shall be under any obligation to pay the Settlement Fund. In the event that the Judgment Order does not become Final, or is reversed, or substantially modified on appeal, then none of the Joint Venture, Rockledge, Host Marriott and Marriott International shall be under any obligation to repay to the Escrow Agent the Settlement Fund and this Settlement Agreement shall be terminated with the Joint Venture, Rockledge, Host Marriott and Marriott International having no obligation to pay the Settlement Fund.

         12.   Distribution of the Settlement Amounts and Settlement Documents
               ---------------------------------------------------------------

         12.1 The Escrow Agent, subject to the supervision, direction and approval of the Court, and subject to all the terms and conditions contained herein, shall administer and oversee

Settlement Agreement - Page 54
the distribution of the Settlement Fund to the Plaintiffs, Palm Intervenors, Equity Intervenors, Insiders, and Plaintiffs' Counsel, pursuant to this Settlement Agreement, the Escrow Agreement and the Plan of Allocation approved by the Court.

         12.2 Payment of the Settlement Fund in the manner provided in the Plan of Allocation shall be deemed conclusive against any claim by any person or entity receiving such payment.

         12.3 Seven (7) days after the Effective Date, the Escrow Agent will be authorized to distribute from the Settlement Fund to Plaintiffs' Counsel Plaintiffs' Counsel's Attorneys' Fees.

         12.4 Seven (7) days after the Effective Date, the Escrow Agent will be authorized to distribute from the Settlement Fund to the Palm Intervenors, Equity Intervenors and Insiders who have executed and timely returned their Proof of Claims to the Claims Administrator before the Effective Date, their pro-rata portion of the CBM I LP Settlement Amount, CBM II LP Settlement Amount, Residence Inn I LP Settlement Amount, Residence Inn II LP Settlement Amount, Fairfield Inn LP Settlement Amount, and/or Desert Springs LP Settlement Amount, as the case may be, with no proportionate reduction for Plaintiffs' Counsels' Attorneys' Fees.

         12.5 For any Plaintiff who has submitted a valid Proof of Claim to the Claims Administrator on or before the Effective Date, within seven (7) business days following the Effective Date, the Escrow Agent shall distribute to that person or entity their pro-rata portion of the Net Settlement Fund as set forth in the Plan of Allocation. For any Plaintiff, Palm Intervenor, Equity Intervenor or Insider who submits a valid Proof of Claim after the Effective Date, within seven (7) business days following the receipt of the Proof of Claim by the Claims Administrator, the Escrow Agent shall distribute to that person or entity their Net Settlement Amount; provided that for any Plaintiff who has not returned a Proof of Claim to the Claims Administrator within ninety (90) days following the Effective Date, Plaintiffs' Counsel, as the

Settlement Agreement - Page 55
case may be, may execute a Proof of Claim on behalf of that Plaintiff and distribute to that Plaintiff that Plaintiff's pro-rata portion of the Net Settlement Fund as set forth in the Plan of Allocation and the Judgment Order.

         12.6 Completed and executed Proof of Claims, the CBM I LP Consent Forms and the CBM II LP Consent Forms (collectively "Settlement Documents") shall be sent to the Claims Administrator. Until the Effective Date, the Claims Administrator shall hold all Settlement Documents and not distribute such documents to Defendants; provided, however, that the Claims Administrator shall give at least weekly (and otherwise, upon request) accountings of the status of same to all counsel for the Settling Parties and will advise all counsel, in writing, with sufficient back-up proof, including copies of the Consent Forms and Proof of Claims, when the conditions set forth in Paragraph 10 of the Settlement Agreement have been satisfied with respect to CBM I LP and CBM II LP. On the day following the Effective Date, the Claims Administrator shall release to the Defendants the Settlement Documents it has received to date. After the Effective Date, the Claims Administrator shall, every two (2) days, release to the Defendants all Settlement Documents it receives.

         12.7 The Defendants and Defendants' Counsel shall have no responsibility for or liability whatsoever with respect to the investment or distribution of the Settlement Fund, the determination, administration, calculation or payment of claims, or any losses incurred in connection therewith, or with the formulation or implementation of the Plan of Allocation, or the giving of any notice with respect to same.

         12.8 It is understood and agreed by the Settling Parties that any proposed Plan of Allocation of the Settlement Fund including, but not limited to, any adjustments to be set forth therein, is not a part of this Settlement Agreement, and may be considered by the Court

Settlement Agreement - Page 56
separately from the Court's consideration of the fairness, reasonableness and adequacy of the Settlement set forth in this Settlement Agreement, and any order or proceedings relating to the Plan of Allocation or any appeal from any order relating thereto or any reversal or modification thereof shall not operate to terminate or cancel this Settlement Agreement or affect or delay the finality of the Judgment Order and the Settlement of the Milkes and Haas Litigations as set forth herein.

         12.9 Each Plaintiff, Palm Intervenor, Equity Intervenor and Insider shall be deemed to have submitted to the jurisdiction of the Court with respect to all matters relating to the allocation of the Settlement Fund and/or any such person's interest therein.

         12.10 All proceedings with respect to the Settlement described by this Settlement Agreement and the determination of all controversies relating thereto, including disputed questions of law and all such fact with respect to the validity of claims, shall be subject to the jurisdiction of the Court.

         12.11 Payment of the fees and expenses of the Escrow Agent and Claims Administrator shall be made (i) first, out of any interest accrued on the Settlement Fund during the time the Settlement Fund is in escrow, and (ii) to the extent such accrued interest is insufficient to cover such fees and expenses, by Defendants.

         12.12 Any disputes concerning the identity of the proper Person(s) to receive any or all of a Plaintiffs' Net Settlement Amount, if not otherwise resolved, will be finally determined by the Court. In the event of such a dispute, the Escrow Agent will retain the Net Settlement Amount relating to such Person(s) in the Settlement Fund until it receives a written order of the Court.

         13.   Agreement to Reduce Attorneys' Fees.

Settlement Agreement - Page 57

         13.1 In exchange for the waiver of deferred fees identified in Paragraphs 4.5, 5.5 and 6.5, Plaintiffs' Counsel hereby agrees to reduce their attorneys' fees by $4.25 million from the amount of attorneys' fees ultimately awarded by the Court. The amount to be contributed to the Settlement Fund to pay the attorneys' fees awarded to Plaintiffs' Counsel shall be reduced accordingly. Anything to the contrary notwithstanding, however, such reduction shall not reduce the amounts to be contributed to or distributed from the Settlement Fund for and on behalf of the Plaintiffs. The Settling Parties and Plaintiffs' Counsel hereby agree that for all purposes, including, without limitation, federal and state income tax purposes, the $4.25 million shall not be treated as having been paid.

         14.   Hearing Order, Notice And Settlement Hearing
               --------------------------------------------

         14.1 Promptly after execution of this Settlement Agreement, after all necessary consents prior to Notice (as set forth in Paragraph 10.1) have been obtained, and after the SLC has completed its due diligence review, Plaintiffs' Counsel shall move for certification of a settlement class of the limited partners (other than Defendants) in CBM I LP, CBM II LP, Residence Inn I LP, Residence Inn II LP, Fairfield Inn LP and Desert Springs LP, as set forth herein.

Settlement Agreement - Page 58

         14.2 Plaintiffs' Counsel, with the advice and consent of Defendants' Counsel, shall prepare the Notices and the Plan of Allocation. Defendants' Counsel, with the advice and consent of Plaintiffs' Counsel, shall prepare the Hearing Order, Consent Solicitations, Consent Forms and Proof of Claims. Thereafter, Plaintiffs' Counsel shall submit to the Court a motion for authorization to disseminate the Notice, Proof of Claim, Consent Solicitations and Consent Forms as appropriate. The Motion shall include (i) a proposed form of, method for, and date of dissemination of the Notices, Proof of Claims, Consent Solicitations and Consent Forms; (ii) a proposed date for the return of the Proof of Claim and Consent Form; and (iii) a proposed hearing date.

         14.3 Defendants will pay the costs of sending the Notice to the CBM I LP, CBM II LP, Residence Inn I LP, Residence Inn II LP, Fairfield Inn LP and Desert Springs LP Class Members and to the Palm Intervenors and Equity Intervenors.

         15.   Plaintiffs' Counsels' Fees And Reimbursement of Litigation Costs
               ----------------------------------------------------------------
               and Expenses
               ------------

         15.1 Plaintiffs' Counsel intend to submit an application or applications (the "Fee and Expense Application") to the Court for an award from the Settlement Fund. The amount of attorneys' fees and litigation costs and expenses awarded by the Court to Plaintiffs' Counsel shall be in the sole discretion of the Court.

         15.2 Plaintiffs' Counsel agree that they will seek fees, reimbursement of all litigation costs and expenses, and any other costs and expenses solely from the Settlement Fund and not from Defendants. In no event will Defendants be obligated or required to pay any amount in excess of the Settlement Fund, except as provided herein

         15.3 The procedure for and the allowance or disallowance by the Court of any Fee and

Settlement Agreement - Page 59

Expense Applications by Plaintiffs' Counsel are not part of the Settlement set forth in this Settlement Agreement, and may be considered by the Court separately from the Court's consideration of the fairness, reasonableness and adequacy of the Settlement set forth in this Settlement Agreement, and any order or proceeding relating to Plaintiffs' Counsels' application(s) for the award of attorneys' fees and reimbursement of litigation costs and expenses, or any appeal from any order relating thereto or reversal or modification thereof, shall not operate to terminate or cancel this Settlement Agreement, or affect or delay the finality of the Judgment Order and the Settlement of the Milkes and Haas Litigations as set forth herein.

Settlement Agreement - Page 60

         16.   Continued Interest in the CBM I and CBM II Partnerships
               -------------------------------------------------------

         16.1 Prior to the Judgment Order becoming Final, all Plaintiffs, Palm Intervenors, Equity Intervenors and Insiders shall continue to own their interest in CBM I LP and CBM II LP. Prior to entry of the Judgment Order, the General Partner of CBM I LP and CBM II LP shall make such distributions of Cash Available for Distribution as defined and provided for in the CBM I LP and CBM II LP Partnership Agreements, for the period prior to the Judgment Order; it being understood and agreed that there may be a delay in such distribution to the extent the Judgment Order is entered in the middle of an accounting period or the General Partner is otherwise unable to finally determine the amount of the distribution. In such case, the General Partner shall provide to the Court an estimate as to the amount of the distribution anticipated for the period prior to the Judgement Order at the time of the Fairness Hearing to approve the Settlement. The appropriateness of the determination of the Cash Available for Distribution in CBM I LP and CBM II LP for the period from execution of this Settlement Agreement to the entry of the Judgment Order shall be considered by the Court as part of the approval of the Settlement, and any claims relating to such distributions shall be covered by the Released Claims.

         16.2 Following entry of a Judgment Order, and until the Judgment Order becomes Final, assuming there is no appeal, the benefits of ownership of the Units shall inure to the benefit of the Joint Venture and the Defendants, and no further Cash Available for Distribution shall be distributed by the General Partners of CBM I LP or CBM II LP to the Plaintiffs or Palm Intervenors or Equity Intervenors, and Plaintiffs and the Palm Intervenors and Equity Intervenors waive any claim for such distributions.

         16.3 Following the entry of the Judgment Order, and in the event of an appeal, the

Settlement Agreement - Page 61
owners of CBM I LP Units and owners of CBM II LP Units (collectively, the "Units") will remain owners, and retain all benefits of the ownership of the Units (including, but not limited to any distributions) until the Judgment Order becomes Final; and (ii) the General Partners of CBM I LP and CBM II LP shall make such distributions of Cash Available for Distribution as provided for and defined in the CBM I LP and CBM II LP partnership agreements, to the owners of the Units, for the period from the entry of the Judgment Order and ending when the Judgment Order becomes Final, it being understood and agreed that such period will constitute a fiscal period for purposes of determining Cash Available for Distribution as provided for, defined in and has been customary pursuant to the CBM I LP and CBM II LP partnership agreements; and it being further understood and agreed that there may be a delay in such distribution to the extent the Judgment Order becomes Final in the middle of an accounting period or the General Partner is otherwise unable to finally determine the amount of the distribution prior to the Judgment Order becoming Final.

         17.   Interest Prior to Notice
               ------------------------

         17.1 If Defendants have not obtained the consents/permission required by Paragraph 10.1 of this Settlement Agreement within sixty (60) days of the execution of this Settlement Agreement, Defendants shall pay from the sixty-first day forward, Interest on the Settlement Fund. Interest under this provision shall cease to run as of the date Defendants' Counsel notifies Plaintiffs' Counsel, Equity's Counsel and Palm's Counsel in writing that the required consents/permission have been obtained, or the condition has been waived by Defendants. Assuming that consents/permission required by Paragraph
10.1 have been obtained or waived at some time after the sixty-first day, and that the Judgment Order is thereafter entered, Defendants will cause to be deposited pursuant to the provisions of Paragraph 11.1 of this Settlement

Settlement Agreement - Page 62

Agreement, the Settlement Fund, plus the Interest accumulated pursuant to this Paragraph. If the Settlement with respect to any Partnership is not consummated as a result of a failure of any of the conditions set forth in Paragraph 10, Defendants shall have no obligations under this Paragraph 17.1 with respect to such Partnerships.

         18.   Binding Nature of This Settlement Agreement
               -------------------------------------------

         18.1 This Settlement Agreement, and each and every term and obligation hereunder, shall not be subject to limitation, impairment, modification, or termination for any reason (except as expressly set forth herein), including, without limitation, the following:

               (a) Any judicial, legislative or other governmental action, decision or announcement of any type, including but not limited to the tax laws, regulations, rules or opinions, which allegedly relates to any of the terms of this Settlement or to any issue, claim, allegation or defense which has been or might have been asserted in the Milkes and/or Haas Litigations;

               (b) Any change, whether adverse or positive, in the financial condition, assets, liabilities, business, or any other corporate or personal activity of any of the Settling Parties; or

               (c) Any allegedly newly discovered facts, legal issues, events or allegations of any type which allegedly relate to any of the terms of this Settlement or to any Released Claims.

         18.2 Except as otherwise provided herein, in the event the Settlement is terminated, modified in any material respect, or fails to become effective for any reason, then the Parties to this Settlement Agreement shall be deemed to have reverted to their respective status in the Milkes Litigation and Haas Litigation as of the date and time immediately prior to the execution of this Settlement Agreement and, except as otherwise expressly provided, the Parties shall proceed in all respects as if this Settlement Agreement, the Settlement Documents and any related orders had not been entered.

Settlement Agreement - Page 63

         19.   Miscellaneous Provisions
               ------------------------

         19.1 The signatories to this Settlement Agreement certify that they are authorized to enter into and sign this Settlement Agreement.

         19.2 The Settling Parties agree to cooperate to the extent necessary to effectuate and implement all terms and conditions of this Settlement Agreement and to exercise their best efforts promptly to accomplish the foregoing terms and conditions of this Settlement Agreement.

         19.3 Plaintiffs' Counsel and the SLC's Counsel agree, and shall represent to the Court, that the Settlement provided herein is fair, reasonable and adequate, and that it is in the best interests of the Plaintiffs to enter into this Settlement Agreement in full and final Settlement of the Milkes and Haas Litigations and the release of all Released Claims.

         19.4 This Settlement Agreement, the Settlement and any Court Orders provided herein, whether or not consummated, and any act performed or document executed pursuant to or in furtherance of this Settlement Agreement or the Settlement and any negotiations or proceedings relating thereto, shall not be:
(i) deemed or construed to be or used as an admission of, or evidence of, the validity of any Released Claim, or of any wrongdoing or liability of any Released Person or any other person; (ii) deemed or construed to be or used as an admission of, or evidence of, any fault or omission of any of the Released Persons or of any other person in any civil, criminal or administrative proceeding in any court, administrative agency or other tribunal; or (iii) deemed or construed or used to evidence any presumption, concession or admission by, or to establish liability of, any Released Person. Nothing herein, however, shall prevent any of the Released Persons from filing or otherwise using this Settlement Agreement, the Final Judgment Order or related documents in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral

Settlement Agreement - Page 64
estoppel, release, judgment, bar, reduction or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim. The Defendants have denied and continue to deny each and all of the claims alleged in the Milkes and Haas Litigation.

         19.5 Plaintiffs' Counsel agree that any agreements made during the course of the Milkes and Haas Litigations relating to the confidentiality of information and requirements for return or destruction of documents shall survive this Settlement Agreement.

         19.6 All of the Exhibits to this Settlement Agreement are material and integral parts hereof and are fully incorporated herein.

         19.7 This Settlement Agreement may be amended or modified only by a written instrument signed by or on behalf of all Settling Parties or their successors-in-interest, and approved by the Court.

         19.8 This Settlement Agreement and the Exhibits attached hereto constitute the entire agreement between and among the Settling Parties with respect to the Settlement of the Milkes and Haas Litigations and the other matters contained herein, and no representations, warranties or inducements have been made to any party concerning this Settlement Agreement or its Exhibits other than the representations, warranties and covenants contained and memorialized in such documents. Except as otherwise provided herein, as between the Plaintiffs, Palm Intervenors, Equity Intervenors and Defendants, each party shall bear its own costs.

         19.9 This Settlement Agreement may be executed in one or more counterparts and by facsimile signatures. For each such document, all executed counterparts and each of them shall be deemed to be one and the same instrument. Plaintiffs' Counsel, Palm's Counsel, Equity's Counsel and Defendants' Counsel shall exchange among themselves original signed counterparts and a complete set of original executed counterparts of this Settlement Agreement shall be filed

Settlement Agreement - Page 65
with the Court.

         19.10 This Settlement Agreement shall be binding upon, and inure to the benefit of, the successors and assigns of the Plaintiffs, Palm Intervenors, Equity Intervenors, Defendants, the Joint Venture and Rockledge.

         19.11 The Court shall retain jurisdiction with respect to implementation and enforcement of the terms of this Settlement Agreement, and the Plaintiffs, Palm Intervenors, Equity Intervenors, Defendants, the Joint Venture and Rockledge submit to the jurisdiction of the Court for purposes of implementing and enforcing the Settlement embodied in this Settlement Agreement.

         19.12 This Settlement Agreement shall be considered to have been negotiated, executed and delivered, and to be wholly performed, in the State of Texas, and the rights and obligations of the Settling Parties shall be construed and enforced in accordance with, and governed by, the internal, substantive laws of the State of Texas without giving effect to that State's choice of law principles. Venue of any disputes arising out of or by virtue of this Stipulation shall be in the 285th Judicial District Court of Bexar County, Texas.

         19.13 The Settling Parties agree that no single party shall be deemed to have drafted this Settlement Agreement or any portion thereof and that these documents are the collaborative effort of all the Plaintiffs' Counsel, Palm's Counsel, Equity's Counsel and the Defendants' Counsel.

         19.14 The waiver by any party of any breach by any other party of any term of this Settlement Agreement shall not be deemed or construed as a waiver with respect to any other party, or of any other breach, whether prior to, subsequent to or contemporaneous with this Settlement Agreement.

Settlement Agreement - Page 66

         19.15 This Settlement Agreement shall be deemed to have been executed upon the last date of execution by the undersigned.

         19.16 Plaintiffs' Counsel shall be solely responsible for filing all informational and other tax returns necessary to report any net taxable income earned by the Settlement Fund and shall file all informational and other tax returns necessary to report any income earned by the Settlement Fund and shall be solely responsible for taking out of the Settlement Fund, as and when legally required, any tax payments, including interest and penalties due on income earned by the Settlement Fund. All taxes (including any interest and penalties) due with respect to the income earned by the Settlement Fund shall be paid from the Settlement Fund. Defendants shall have no responsibility to make any filings relating to the Settlement Fund and will have no responsibility to pay tax on income earned by the Settlement Fund or pay any taxes on the Settlement Fund, unless the Settlement is not consummated and the Settlement Fund is returned. In the event the Settlement is not consummated, the Defendants shall be responsible for the payment of all taxes (including any interest or penalties) on said income.

         19.17 Counsel for all the Settling Parties will jointly move to have the Haas Litigation designated as a complex case and transferred to the Honorable Michael Peden, Judge of the 285th Judicial District Court of Bexar County, Texas.

         19.18 In entering this Settlement Agreement, the Plaintiffs, the Palm Intervenors and Equity Intervenors, by and through their counsel of record in the Milkes and Haas Litigations, expressly acknowledge, represent, warrant, covenant and agree that in entering into this Settlement Agreement, they are relying solely on their own independent analysis, beliefs and judgment concerning the value of CBM I LP and CBM II LP, and the value of the Released

Settlement Agreement - Page 67

Claims in CBM I LP, CBM II LP, Residence Inn I LP, Residence Inn II LP, Fairfield Inn LP and Desert Springs LP , and expressly waive, disclaim, abandon and relinquish any reliance (actual, perceived or otherwise) on any Defendant in electing to consummate the transactions made the subject of this Settlement Agreement, other than as expressly contained herein.

         19.19 Any notice, demand or request which may be permitted, required or desired to be given in connection herewith shall be in writing and directed to the other parties and their counsel by certified mail, return receipt requested, postage prepaid, or by telecopy or by personal delivery at the last known business addresses of counsel for each party to this Settlement Agreement. In the event such notice or other communication is effected by personal delivery, or by telecopy, the date and hour of actual delivery shall fix the time of notice. In the event of delivery of notice by certified United States mail, the notice shall be effective three (3) business days after the date upon which the sealed envelope containing the notice is deposited in the United States mail, properly addressed and with postage prepaid.

         19.20 In the event that any suit arising out of this Settlement Agreement is brought by any party to this Settlement Agreement, the prevailing party or parties shall be entitled to recover their reasonable attorneys' fees and expenses incurred as a result of such suit.

         19.21 Marriott International and Host Marriott hereby jointly and severally, unconditionally and irrevocably guarantee the full and timely performance by the Joint Venture and Rockledge of their obligations hereunder.

         19.22 The headings of any section are formal and not substantive.

Settlement Agreement - Page 68

AGREED TO THIS 9TH DAY OF MARCH, 2000.
BERG & ANDROPHY

By: /s/ David Berg
    --------------------------
        David Berg
3704 Travis
Houston, Texas  77002
(713) 529-5622 - telephone
(713) 529-3785 - facsimile


HACKERMAN, PETERSON, FRANKEL & MANELA, P.C.

By: /s/ Stephen M. Hackerman
    --------------------------
        Stephen M. Hackerman
        State Bar No. 08667500
1122 Bissonnet
Houston, Texas  77005
(713) 528-2500 - telephone
(713) 528-2509 - facsimile


JAMES R. MORIARTY & ASSOCIATES

By: /s/ James R. Moriarty
    --------------------------
        James R. Moriarty
        State Bar No. 14459000
        Kevin Leyendecker
1150 Bissonet
Houston, Texas  77005
(713) 528-0700 - telephone
(713) 528-1390 - facsimile


YETTER & WARDEN, LLP

By: /s/ David E. Warden
    --------------------------
        David E. Warden
        State Bar No. 20856750
3800 Chase Tower, 600 Travis
Houston, Texas  77002
(713) 238- 2002 - telephone
(713) 238-2002 - facsimile

ATTORNEYS FOR PLAINTIFFS

Settlement Agreement - Page 69

CHESLOCK, DEELY & RAPP

By: /s/ J. Patrick Deely
    --------------------------
        J. Patrick Deely
        State Bar No. 05713600
405 N. St. Mary's Street, Suite 600
San Antonio, Texas  78205
(210) 224-5008 - telephone
(210) 224-8470 - facsimile

ATTORNEYS FOR INTERVENORS,
EQUITY RESOURCE FUND X, EQUITY RESOURCE FUND XV, EQUITY RESOURCE FUND XVI, EQUITY RESOURCE FUND XVII, EQUITY RESOURCE FUND XX, EQUITY RESOURCE FUND XXI, EQUITY RESOURCE BAY FUND, EQUITY RESOURCE BRIDGE FUND, And EQUITY RESOURCE PILGRIM FUND


GEORGE & DONALDSON, LLP

By: /s/ R. James George
    --------------------------
        R. James George
        State Bar No. 07810000
1100 Norwood Tower
114 W. 7th Street
Austin, Texas  78701
(512) 495-1410 - telephone
(512) 499-0094 - facsimile

ATTORNEYS FOR INTERVENORS
PALM INVESTORS LLC


CUNNINGHAM, DARLOW, ZOOK & CHAPOTON, LLP

By: /s/ Debbie Darlow
    --------------------------
        Tom Alan Cunningham
        State Bar No. 05244700
        Debbie Darlow
        State Bar No. 05186900
        Kelley M. Keller
        State Bar No. 11198240
1700 Chase Tower, 600 Travis
Houston, Texas  77002
(713) 659-5522 - telephone
(713) 659-4466 - facsimile

ATTORNEYS FOR DEFENDANTS,
HOST MARRIOTT CORPORATION, CBM TWO LLC

And HOST INTERNATIONAL, INC.

Settlement Agreement - Page 71

WILLIAMS & CONNOLLY LLP

By: /s/ Richard Hoffman
    --------------------------
        Richard Hoffman
725 Twelfth Street, N.W.
Washington, DC  20005
(202) 434-5000 - telephone
(202) 343-5029 - facsimile


JENKENS & GILCHRIST

By: /s/ Seagal V. Wheatley
    --------------------------
Seagal V. Wheatley
State Bar No. 21252000
Charles L. Smith
State Bar No.  00000060
Jenkens & Gilchrist, P.C.
1800 Frost Bank Tower
100 W. Houston Street
San Antonio, Texas  78205
(210) 246-6500 - telephone
(210) 246-5999 - facsimile

ATTORNEYS FOR DEFENDANTS,
MARRIOTT INTERNATIONAL, INC. and
COURTYARD MANAGEMENT CORPORATION

MILBANK, TWEED, HADLEY & McCLOY, LLP

By: /s/ Richard C. Tufaro
    --------------------------
        Richard C. Tufaro
1825 Eye Street, N.W., Suite 1100
Washington, D.C.  20006
(202) 835-7500 - telephone
(202) 835-7586 - facsimile

James L. Walker
Albon O. Head, Jr.
JACKSON & WALKER
112 E. Pecan St., Suite 2100
San Antonio, TX  78205

ATTORNEYS TO THE SPECIAL LITIGATION COMMITTEE
OF COURTYARD BY MARRIOTT II LIMITED PARTNERSHIP
AND COURTYARD BY MARRIOTT LIMITED PARTNERSHIP

                                                                       Exhibit A
                                                                       ---------
                                    INSIDERS

--------------------------------------------------------------------------------
                                             CBM I             CBM II

--------------------------------------------------------------------------------
Robert M. Baylis                               1

--------------------------------------------------------------------------------
Bradford Bryan, Jr.                            1

--------------------------------------------------------------------------------
Karl Kilburg                                   1                  .5

--------------------------------------------------------------------------------
Robert Parsons                                .25

--------------------------------------------------------------------------------
William J. Shaw                                1

--------------------------------------------------------------------------------
William R. Tiefel                              1

--------------------------------------------------------------------------------
Christopher Townsend                          .25

--------------------------------------------------------------------------------
General Partner (CBM One
LLC / CBM Two LLC)                             15                21.5

--------------------------------------------------------------------------------

Total                                         20.5                22

--------------------------------------------------------------------------------

                                                                       Exhibit B
                                                                       ---------

                            CBM I LP FORM OF RELEASE
                            ------------------------

         "Released Claims" means and includes (A) any and all past, present, existing, future, pending or threatened, suspected or unsuspected, class, derivative, representative and individual claims, rights, demands, assertions, actions, causes of action, litigation, lawsuits, allegations, debts, liens, accounts, dues, sums of money, reckonings, bonds, bills, specialities, contracts, covenants, agreements, controversies, promises, cross-actions, liabilities, trespasses, obligations, losses, damages, costs, expenses, judgments, executions, remedies and suits, of every kind and nature whatsoever; whether in contract or in tort; whether at law or in equity; whether based upon fraud, breach of contract, misrepresentation, negligent misrepresentation, negligence, gross negligence, intentional conduct, libel, slander, business disparagement, oppression, civil conspiracy, deceit, tortious interference, all other business torts, breach of the duty of good faith and fair dealing, breach of fiduciary duty, or any other duty or claim under common law or statute of any nature or jurisdiction, including, without limitation, the DECLARATORY JUDGMENT ACT, the TEXAS FREE ENTERPRISE & ANTITRUST ACT OF 1983, TEX. BUS. & COM. CODE SS. 15.01, ET SEQ., the TEXAS BUSINESS CORPORATION ACT, the TEXAS PARTNERSHIP ACT, the TEXAS LIMITED PARTNERSHIP ACT, the DELAWARE REVISED UNIFORM LIMITED PARTNERSHIP ACT, THE SECURITIES ACT OF 1933, 15 U.S.C.A. SS.SS. 77k, 77o; and the SECURITIES EXCHANGE ACT OF 1934, 15 U.S.C.A. SS.SS. 78b, 78t, 17 C.F.R. SS. 240.10b-5; whether arising under or out of any sale, purchase, offer, tender, contract, agreement, conspiracy, combination, communication, meeting, joint or concerted action; or whether arising under or by virtue of any statute or regulation that now exists or may be created or recognized in the future in any manner, including without limitation, by statute, regulation or judicial decision, including without limitation, all claims arising under or by virtue of the federal and/or state securities laws; together with all past, present, existing, future, liquidated or unliquidated, fixed or contingent, known or unknown, suspected or unsuspected, pending or threatened injuries, damages, losses, costs, expenses and remedies of every kind and nature, including, but not limited to, actual damages; all exemplary and punitive damages; all penalties of any kind, including but not limited to tax liabilities or penalties; all statutory damages; all property and economic damages; all damages to loss of individual or business reputation, loss of business, loss of company, loss of assets, diminution in assets or investments, loss of standard of living, lost profits and goodwill; all consequential damages; all mental anguish and other similar emotional and psychological damages, including loss of society, affection, consortium, enjoyment and the like, and all other personal injury damages; together with all prejudgment and postjudgment interest, costs and attorneys' fees; whether heretofore or hereafter accruing (all collectively "Claims"); known or unknown, whether each of which directly or indirectly arise out of, in connection with, or are attributable to, for, or related to: (1) the purchase and/or sale of the CBM I Partnership Unit(s); (2) the operation, property management and/or asset management of the Courtyard by Marriott Hotels owned by CBM I LP, as described more fully in the CBM I LP Private Placement Memorandum (the "Hotels"), and the formation, operation, administration and/or reporting of CBM I LP, including, but not limited to, the calculation and payment of all partner and partnership distributions or the failure to do same; the calculation and payment of all returns, including the priority return, or the failure to do same; the calculation and use of all FF&E funds; the results of operations of CBM I LP or the Hotels; the improvements and/or lack thereof of the Hotels; the use, administration, management, or operations of CBM I LP and/or any Hotel; the use of cash derived from the management or operations of CBM I LP and/or any Hotel; any borrowings or failure(s) to borrow or refinance and/or to distribute proceeds from same; any property management agreement; any guarantee agreement; and any publication or disclosure, report, statement or notice, or the failure to give same, concerning CBM I LP or the Hotels; (3) the conduct, facts, circumstances, matters, causes, communications, agreements, meetings, approvals, purchases, occurrences, transactions, and/or allegations asserted, relied upon or referred to, or which could have been asserted, relied upon, or alleged in the Litigation arising out of the transactions or occurrences that are the subject matter of the Haas Litigation;
(4) any matter or thing done, omitted or suffered to be done relating to CBM I LP and/or the Hotels arising out of the transactions or occurrences that are the subject of the Haas Litigation; (5) any matter that has been brought or that could have been brought before or in any court, tribunal, or forum, in this or any other jurisdiction, in these United States or anywhere else, specifically including but not limited to, any claims which were or could have been asserted in the Haas Litigation arising out of the transactions or occurrences that are the subject matter of the Haas Litigation; (6) the resolution of the Haas Litigation, including but not limited to, all claims, demands, and causes of action which now exist or may arise in the future by virtue of any assignment or otherwise, arising out of the manner in which the Released Persons, or any other representative of the Released Persons, handled, settled, or defended any claims, demands, or causes of action asserted in the Haas Litigation; and (7) the provisions, rights, and benefits of Section 1542 of the California Civil Code and any and all provisions, rights and benefits conferred by any law of any state or territory of the United States, or any principle of common law, which is similar, comparable or equivalent to Section 1542 of the California Civil Code;

         And (B) all known Claims as of the date the Release is executed arising from or relating to the purchase, sale, REIT or other conversion, assignment, holding, operation, performance of, or investment in each and all of the Defendants and their respective predecessors and successors, and their respective present or former parents, subsidiaries or affiliates.

         Nothing in this Release is intended to release, waive, or alter the ability of any Settling Party to assert any claim arising under this Settlement Agreement.

                                                                       Exhibit C
                                                                       ---------

                            CBM II LP FORM OF RELEASE
                            -------------------------

         "Released Claims" means and includes (A) any and all past, present, existing, future, pending or threatened, suspected or unsuspected, class, derivative, representative and individual claims, rights, demands, assertions, actions, causes of action, litigation, lawsuits, allegations, debts, liens, accounts, dues, sums of money, reckonings, bonds, bills, specialities, contracts, covenants, agreements, controversies, promises, cross-actions, liabilities, trespasses, obligations, losses, damages, costs, expenses, judgments, executions, remedies and suits, of every kind and nature whatsoever; whether in contract or in tort; whether at law or in equity; whether based upon fraud, breach of contract, misrepresentation, negligent misrepresentation, negligence, gross negligence, intentional conduct, libel, slander, business disparagement, oppression, civil conspiracy, deceit, tortious interference, all other business torts, breach of the duty of good faith and fair dealing, breach of fiduciary duty, or any other duty or claim under common law or statute of any nature or jurisdiction, including, without limitation, the DECLARATORY JUDGMENT ACT, the TEXAS FREE ENTERPRISE & ANTITRUST ACT OF 1983, TEX. BUS. & COM. CODE
(S) 15.01, et seq., the Texas Business Corporation Act, the Texas Partnership Act, the Texas LIMITED PARTNERSHIP ACT, the DELAWARE REVISED UNIFORM LIMITED PARTNERSHIP ACT, THE SECURITIES ACT OF 1933, 15 U.S.C.A. (S)(S) 77k, 77o; and the Securities Exchange Act of 1934, 15 U.S.C.A. (S)(S) 78b, 78t, 17 C.F.R. (S) 240.10b-5; whether arising under or out of any sale, purchase, offer, tender, contract, agreement, conspiracy, combination, communication, meeting, joint or concerted action; or whether arising under or by virtue of any statute or regulation that now exists or may be created or recognized in the future in any manner, including without limitation, by statute, regulation or judicial decision, including without limitation, all claims arising under or by virtue of the federal and/or state securities laws; together with all past, present, existing, future, liquidated or unliquidated, fixed or contingent, known or unknown, suspected or unsuspected, pending or threatened injuries, damages, losses, costs, expenses and remedies of every kind and nature, including, but not limited to, actual damages; all exemplary and punitive damages; all penalties of any kind, including but not limited to tax liabilities or penalties; all statutory damages; all property and economic damages; all damages to loss of individual or business reputation, loss of business, loss of company, loss of assets, diminution in assets or investments, loss of standard of living, lost profits and goodwill; all consequential damages; all mental anguish and other similar emotional and psychological damages, including loss of society, affection, consortium, enjoyment and the like, and all other personal injury damages; together with all prejudgment and postjudgment interest, costs and attorneys' fees; whether heretofore or hereafter accruing (all collectively "Claims"); known or unknown, whether each of which directly or indirectly arise out of, in connection with, or are attributable to, for, or related to: (1) the purchase and/or sale of the CBM II Partnership Unit(s); (2) the operation, property management and/or asset management of the Courtyard by Marriott Hotels owned by CBM II LP, as described more fully in the CBM II LP Private Placement Memorandum (the "Hotels"), and the formation, operation, administration and/or reporting of CBM II LP, including, but not limited to, the calculation and payment of all partner and partnership distributions or the failure to do same; the calculation and payment of all returns, including the priority return, or the failure to do same; the calculation and use of all FF&E funds; the results of operations of CBM II LP or the Hotels; the improvements and/or lack thereof of the Hotels; the use, administration, management, or operations of CBM II LP and/or any Hotel; the use of cash derived from the management or operations of CBM II LP and/or any Hotel; any borrowings or failure(s) to borrow or refinance and/or to distribute proceeds from same; any property management agreement; any guarantee agreement; and any publication or disclosure, report, statement or notice, or the failure to give same, concerning CBM II LP or the Hotels; (3) the conduct, facts, circumstances, matters, causes, communications, agreements, meetings, approvals, purchases, occurrences, transactions, and/or allegations asserted, relied upon or referred to, or which could have been asserted, relied upon, or alleged in the Litigation arising out of the transactions or occurrences that are the subject matter of the Milkes Litigation; (4) any matter or thing done, omitted or suffered to be done relating to CBM II LP and/or the Hotels arising out of the transactions or occurrences that are the subject of the Milkes Litigation; (5) any matter that has been brought or that could have been brought before or in any court, tribunal, or forum, in this or any other jurisdiction, in these United States or anywhere else, specifically including but not limited to, any claims which were or could have been asserted in the Milkes Litigation arising out of the transactions or occurrences that are the subject matter of the Milkes Litigation; (6) the resolution of the Milkes Litigation, including but not limited to, all claims, demands, and causes of action which now exist or may arise in the future by virtue of any assignment or otherwise, arising out of the manner in which the Released Persons, or any other representative of the Released Persons, handled, settled, or defended any claims, demands, or causes of action asserted in the Milkes Litigation; and (7) the provisions, rights, and benefits of Section 1542 of the California Civil Code and any and all provisions, rights and benefits conferred by any law of any state or territory of the United States, or any principle of common law, which is similar, comparable or equivalent to Section 1542 of the California Civil Code;

         And (B) all known Claims as of the date the Release is executed arising from or relating to the purchase, sale, REIT or other conversion, assignment, holding, operation, performance of, or investment in each and all of the Defendants and their respective predecessors and successors, and their respective present or former parents, subsidiaries or affiliates.

         Nothing in this Release is intended to release, waive, or alter the ability of any Settling Party to assert any claim arising under this Settlement Agreement.

                                                                       Exhibit D
                                                                       ---------

                        DESERT SPRINGS LP FORM OF RELEASE
                        ---------------------------------

         "Released Claims" means and includes (A) any and all past, present, existing, future, pending or threatened, suspected or unsuspected, class, derivative, representative and individual claims, rights, demands, assertions, actions, causes of action, litigation, lawsuits, allegations, debts, liens, accounts, dues, sums of money, reckonings, bonds, bills, specialities, contracts, covenants, agreements, controversies, promises, cross-actions, liabilities, trespasses, obligations, losses, damages, costs, expenses, judgments, executions, remedies and suits, of every kind and nature whatsoever; whether in contract or in tort; whether at law or in equity; whether based upon fraud, breach of contract, misrepresentation, negligent misrepresentation, negligence, gross negligence, intentional conduct, libel, slander, business disparagement, oppression, civil conspiracy, deceit, tortious interference, all other business torts, breach of the duty of good faith and fair dealing, breach of fiduciary duty, or any other duty or claim under common law or statute of any nature or jurisdiction, including, without limitation, the DECLARATORY JUDGMENT ACT, the TEXAS FREE ENTERPRISE & ANTITRUST ACT OF 1983, TEX. BUS. & COM. CODE
(S) 15.01, et seq., the Texas Business Corporation Act, the Texas Partnership Act, the Texas LIMITED PARTNERSHIP ACT, the DELAWARE REVISED UNIFORM LIMITED PARTNERSHIP ACT, THE SECURITIES ACT OF 1933, 15 U.S.C.A. (S)(S) 77k, 77o; and the Securities Exchange Act of 1934, 15 U.S.C.A. (S)(S) 78b, 78t, 17 C.F.R. (S) 240.10b-5; whether arising under or out of any sale, purchase, offer, tender, contract, agreement, conspiracy, combination, communication, meeting, joint or concerted action; or whether arising under or by virtue of any statute or regulation that now exists or may be created or recognized in the future in any manner, including without limitation, by statute, regulation or judicial decision, including without limitation, all claims arising under or by virtue of the federal and/or state securities laws; together with all past, present, existing, future, liquidated or unliquidated, fixed or contingent, known or unknown, suspected or unsuspected, pending or threatened injuries, damages, losses, costs, expenses and remedies of every kind and nature, including, but not limited to, actual damages; all exemplary and punitive damages; all penalties of any kind, including but not limited to tax liabilities or penalties; all statutory damages; all property and economic damages; all damages to loss of individual or business reputation, loss of business, loss of company, loss of assets, diminution in assets or investments, loss of standard of living, lost profits and goodwill; all consequential damages; all mental anguish and other similar emotional and psychological damages, including loss of society, affection, consortium, enjoyment and the like, and all other personal injury damages; together with all prejudgment and postjudgment interest, costs and attorneys' fees; whether heretofore or hereafter accruing (all collectively "Claims"); known or unknown, whether each of which directly or indirectly arise out of, in connection with, or are attributable to, for, or related to: (1) the purchase and/or sale of the DESERT SPRINGS Partnership Unit(s); (2) the operation, property management and/or asset management of the Courtyard by Marriott Hotels owned by DESERT SPRINGS LP, as described more fully in the DESERT SPRINGS LP Private Placement Memorandum (the "Hotels"), and the formation, operation, administration and/or reporting of DESERT SPRINGS LP, including, but not limited to, the calculation and payment of all partner and partnership distributions or the failure to do same; the calculation and payment of all returns, including the priority return, or the failure to do same; the calculation and use of all FF&E funds; the results of operations of DESERT SPRINGS LP or the Hotels; the improvements and/or lack thereof of the Hotels; the use, administration, management, or operations of DESERT SPRINGS LP and/or any Hotel; the use of cash derived from the management or operations of DESERT SPRINGS LP and/or any Hotel; any borrowings or failure(s) to borrow or refinance and/or to distribute proceeds from same; any property management agreement; any guarantee agreement; and any publication or disclosure, report, statement or notice, or the failure to give same, concerning DESERT SPRINGS LP or the Hotels; (3) the conduct, facts, circumstances, matters, causes, communications, agreements, meetings, approvals, purchases, occurrences, transactions, and/or allegations asserted, relied upon or referred to, or which could have been asserted, relied upon, or alleged in the Litigation arising out of the transactions or occurrences that are the subject matter of the Haas Litigation; (4) any matter or thing done, omitted or suffered to be done relating to DESERT SPRINGS LP and/or the Hotels arising out of the transactions or occurrences that are the subject of the Haas Litigation; (5) any matter that has been brought or that could have been brought before or in any court, tribunal, or forum, in this or any other jurisdiction, in these United States or anywhere else, specifically including but not limited to, any claims which were or could have been asserted in the Haas Litigation arising out of the transactions or occurrences that are the subject matter of the Haas Litigation;
(6) the resolution of the Haas Litigation, including but not limited to, all claims, demands, and causes of action which now exist or may arise in the future by virtue of any assignment or otherwise, arising out of the manner in which the Released Persons, or any other representative of the Released Persons, handled, settled, or defended any claims, demands, or causes of action asserted in the Haas Litigation; and (7) the provisions, rights, and benefits of Section 1542 of the California Civil Code and any and all provisions, rights and benefits conferred by any law of any state or territory of the United States, or any principle of common law, which is similar, comparable or equivalent to Section 1542 of the California Civil Code;

         And (B) all known Claims as of the date the Release is executed arising from or relating to the purchase, sale, REIT or other conversion, assignment, holding, operation, performance of, or investment in each and all of the Defendants and their respective predecessors and successors, and their respective present or former parents, subsidiaries or affiliates.

         Nothing in this Release is intended to release, waive, or alter the ability of any Settling Party to assert any claim arising under this Settlement Agreement.

                                                                       Exhibit E
                                                                       ---------

                        FAIRFIELD INN LP FORM OF RELEASE
                        --------------------------------

         "Released Claims" means and includes (A) any and all past, present, existing, future, pending or threatened, suspected or unsuspected, class, derivative, representative and individual claims, rights, demands, assertions, actions, causes of action, litigation, lawsuits, allegations, debts, liens, accounts, dues, sums of money, reckonings, bonds, bills, specialities, contracts, covenants, agreements, controversies, promises, cross-actions, liabilities, trespasses, obligations, losses, damages, costs, expenses, judgments, executions, remedies and suits, of every kind and nature whatsoever; whether in contract or in tort; whether at law or in equity; whether based upon fraud, breach of contract, misrepresentation, negligent misrepresentation, negligence, gross negligence, intentional conduct, libel, slander, business disparagement, oppression, civil conspiracy, deceit, tortious interference, all other business torts, breach of the duty of good faith and fair dealing, breach of fiduciary duty, or any other duty or claim under common law or statute of any nature or jurisdiction, including, without limitation, the DECLARATORY JUDGMENT ACT, the TEXAS FREE ENTERPRISE & ANTITRUST ACT OF 1983, TEX. BUS. & COM. CODE
(S) 15.01, et seq., the Texas Business Corporation Act, the Texas Partnership Act, the Texas LIMITED PARTNERSHIP ACT, the DELAWARE REVISED UNIFORM LIMITED PARTNERSHIP ACT, THE SECURITIES ACT OF 1933, 15 U.S.C.A. (S)(S) 77k, 77o; and the Securities Exchange Act of 1934, 15 U.S.C.A. (S)(S) 78b, 78t, 17 C.F.R. (S) 240.10b-5; whether arising under or out of any sale, purchase, offer, tender, contract, agreement, conspiracy, combination, communication, meeting, joint or concerted action; or whether arising under or by virtue of any statute or regulation that now exists or may be created or recognized in the future in any manner, including without limitation, by statute, regulation or judicial decision, including without limitation, all claims arising under or by virtue of the federal and/or state securities laws; together with all past, present, existing, future, liquidated or unliquidated, fixed or contingent, known or unknown, suspected or unsuspected, pending or threatened injuries, damages, losses, costs, expenses and remedies of every kind and nature, including, but not limited to, actual damages; all exemplary and punitive damages; all penalties of any kind, including but not limited to tax liabilities or penalties; all statutory damages; all property and economic damages; all damages to loss of individual or business reputation, loss of business, loss of company, loss of assets, diminution in assets or investments, loss of standard of living, lost profits and goodwill; all consequential damages; all mental anguish and other similar emotional and psychological damages, including loss of society, affection, consortium, enjoyment and the like, and all other personal injury damages; together with all prejudgment and postjudgment interest, costs and attorneys' fees; whether heretofore or hereafter accruing (all collectively "Claims"); known or unknown, whether each of which directly or indirectly arise out of, in connection with, or are attributable to, for, or related to: (1) the purchase and/or sale of the FAIRFIELD INN Partnership Unit(s); (2) the operation, property management and/or asset management of the Courtyard by Marriott Hotels owned by FAIRFIELD INN LP, as described more fully in the FAIRFIELD INN LP Private Placement Memorandum (the "Hotels"), and the formation, operation, administration and/or reporting of FAIRFIELD INN LP, including, but not limited to, the calculation and payment of all partner and partnership distributions or the failure to do same; the calculation and payment of all returns, including the priority return, or the failure to do same; the calculation and use of all FF&E funds; the results of operations of FAIRFIELD INN LP or the Hotels; the improvements and/or lack thereof of the Hotels; the use, administration, management, or operations of FAIRFIELD INN LP and/or any Hotel; the use of cash derived from the management or operations of FAIRFIELD INN LP and/or any Hotel; any borrowings or failure(s) to borrow or refinance and/or to distribute proceeds from same; any property management agreement; any guarantee agreement; and any publication or disclosure, report, statement or notice, or the failure to give same, concerning FAIRFIELD INN LP or the Hotels; (3) the conduct, facts, circumstances, matters, causes, communications, agreements, meetings, approvals, purchases, occurrences, transactions, and/or allegations asserted, relied upon or referred to, or which could have been asserted, relied upon, or alleged in the Litigation arising out of the transactions or occurrences that are the subject matter of the Haas Litigation; (4) any matter or thing done, omitted or suffered to be done relating to FAIRFIELD INN LP and/or the Hotels arising out of the transactions or occurrences that are the subject of the Haas Litigation; (5) any matter that has been brought or that could have been brought before or in any court, tribunal, or forum, in this or any other jurisdiction, in these United States or anywhere else, specifically including but not limited to, any claims which were or could have been asserted in the Haas Litigation arising out of the transactions or occurrences that are the subject matter of the Haas Litigation;
(6) the resolution of the Haas Litigation, including but not limited to, all claims, demands, and causes of action which now exist or may arise in the future by virtue of any assignment or otherwise, arising out of the manner in which the Released Persons, or any other representative of the Released Persons, handled, settled, or defended any claims, demands, or causes of action asserted in the Haas Litigation; and (7) the provisions, rights, and benefits of Section 1542 of the California Civil Code and any and all provisions, rights and benefits conferred by any law of any state or territory of the United States, or any principle of common law, which is similar, comparable or equivalent to Section 1542 of the California Civil Code;

         And (B) all known Claims as of the date the Release is executed arising from or relating to the purchase, sale, REIT or other conversion, assignment, holding, operation, performance of, or investment in each and all of the Defendants and their respective predecessors and successors, and their respective present or former parents, subsidiaries or affiliates.

         Nothing in this Release is intended to release, waive, or alter the ability of any Settling Party to assert any claim arising under this Settlement Agreement.

                                                                       Exhibit F
                                                                       ---------

                       RESIDENCE INN I LP FORM OF RELEASE
                       ----------------------------------

         "Released Claims" means and includes (A) any and all past, present, existing, future, pending or threatened, suspected or unsuspected, class, derivative, representative and individual claims, rights, demands, assertions, actions, causes of action, litigation, lawsuits, allegations, debts, liens, accounts, dues, sums of money, reckonings, bonds, bills, specialities, contracts, covenants, agreements, controversies, promises, cross-actions, liabilities, trespasses, obligations, losses, damages, costs, expenses, judgments, executions, remedies and suits, of every kind and nature whatsoever; whether in contract or in tort; whether at law or in equity; whether based upon fraud, breach of contract, misrepresentation, negligent misrepresentation, negligence, gross negligence, intentional conduct, libel, slander, business disparagement, oppression, civil conspiracy, deceit, tortious interference, all other business torts, breach of the duty of good faith and fair dealing, breach of fiduciary duty, or any other duty or claim under common law or statute of any nature or jurisdiction, including, without limitation, the DECLARATORY JUDGMENT ACT, the TEXAS FREE ENTERPRISE & ANTITRUST ACT OF 1983, TEX. BUS. & COM. CODE
(S) 15.01, et seq., the Texas Business Corporation Act, the Texas Partnership Act, the Texas LIMITED PARTNERSHIP ACT, the DELAWARE REVISED UNIFORM LIMITED PARTNERSHIP ACT, THE SECURITIES ACT OF 1933, 15 U.S.C.A. (S)(S) 77k, 77o; and the Securities Exchange Act of 1934, 15 U.S.C.A. (S)(S) 78b, 78t, 17 C.F.R. (S) 240.10b-5; whether arising under or out of any sale, purchase, offer, tender, contract, agreement, conspiracy, combination, communication, meeting, joint or concerted action; or whether arising under or by virtue of any statute or regulation that now exists or may be created or recognized in the future in any manner, including without limitation, by statute, regulation or judicial decision, including without limitation, all claims arising under or by virtue of the federal and/or state securities laws; together with all past, present, existing, future, liquidated or unliquidated, fixed or contingent, known or unknown, suspected or unsuspected, pending or threatened injuries, damages, losses, costs, expenses and remedies of every kind and nature, including, but not limited to, actual damages; all exemplary and punitive damages; all penalties of any kind, including but not limited to tax liabilities or penalties; all statutory damages; all property and economic damages; all damages to loss of individual or business reputation, loss of business, loss of company, loss of assets, diminution in assets or investments, loss of standard of living, lost profits and goodwill; all consequential damages; all mental anguish and other similar emotional and psychological damages, including loss of society, affection, consortium, enjoyment and the like, and all other personal injury damages; together with all prejudgment and postjudgment interest, costs and attorneys' fees; whether heretofore or hereafter accruing (all collectively "Claims"); known or unknown, whether each of which directly or indirectly arise out of, in connection with, or are attributable to, for, or related to: (1) the purchase and/or sale of the RESIDENCE INN I Partnership Unit(s); (2) the operation, property management and/or asset management of the Courtyard by Marriott Hotels owned by RESIDENCE INN I LP, as described more fully in the RESIDENCE INN I LP Private Placement Memorandum (the "Hotels"), and the formation, operation, administration and/or reporting of RESIDENCE INN I LP, including, but not limited to, the calculation and payment of all partner and partnership distributions or the failure to do same; the calculation and payment of all returns, including the priority return, or the failure to do same; the calculation and use of all FF&E funds; the results of operations of RESIDENCE INN I LP or the Hotels; the improvements and/or lack thereof of the Hotels; the use, administration, management, or operations of RESIDENCE INN I LP and/or any Hotel; the use of cash derived from the management or operations of RESIDENCE INN I LP and/or any Hotel; any borrowings or failure(s) to borrow or refinance and/or to distribute proceeds from same; any property management agreement; any guarantee agreement; and any publication or disclosure, report, statement or notice, or the failure to give same, concerning RESIDENCE INN I LP or the Hotels; (3) the conduct, facts, circumstances, matters, causes, communications, agreements, meetings, approvals, purchases, occurrences, transactions, and/or allegations asserted, relied upon or referred to, or which could have been asserted, relied upon, or alleged in the Litigation arising out of the transactions or occurrences that are the subject matter of the Haas Litigation; (4) any matter or thing done, omitted or suffered to be done relating to RESIDENCE INN I LP and/or the Hotels arising out of the transactions or occurrences that are the subject of the Haas Litigation; (5) any matter that has been brought or that could have been brought before or in any court, tribunal, or forum, in this or any other jurisdiction, in these United States or anywhere else, specifically including but not limited to, any claims which were or could have been asserted in the Haas Litigation arising out of the transactions or occurrences that are the subject matter of the Haas Litigation;
(6) the resolution of the Haas Litigation, including but not limited to, all claims, demands, and causes of action which now exist or may arise in the future by virtue of any assignment or otherwise, arising out of the manner in which the Released Persons, or any other representative of the Released Persons, handled, settled, or defended any claims, demands, or causes of action asserted in the Haas Litigation; and (7) the provisions, rights, and benefits of Section 1542 of the California Civil Code and any and all provisions, rights and benefits conferred by any law of any state or territory of the United States, or any principle of common law, which is similar, comparable or equivalent to Section 1542 of the California Civil Code;

         And (B) all known Claims as of the date the Release is executed arising from or relating to the purchase, sale, REIT or other conversion, assignment, holding, operation, performance of, or investment in each and all of the Defendants and their respective predecessors and successors, and their respective present or former parents, subsidiaries or affiliates.

         Nothing in this Release is intended to release, waive, or alter the ability of any Settling Party to assert any claim arising under this Settlement Agreement.

                                                                       EXHIBIT G
                                                                       ---------

                       RESIDENCE INN II LP FORM OF RELEASE
                       -----------------------------------

         "Released Claims" means and includes (A) any and all past, present, existing, future, pending or threatened, suspected or unsuspected, class, derivative, representative and individual claims, rights, demands, assertions, actions, causes of action, litigation, lawsuits, allegations, debts, liens, accounts, dues, sums of money, reckonings, bonds, bills, specialities, contracts, covenants, agreements, controversies, promises, cross-actions, liabilities, trespasses, obligations, losses, damages, costs, expenses, judgments, executions, remedies and suits, of every kind and nature whatsoever; whether in contract or in tort; whether at law or in equity; whether based upon fraud, breach of contract, misrepresentation, negligent misrepresentation, negligence, gross negligence, intentional conduct, libel, slander, business disparagement, oppression, civil conspiracy, deceit, tortious interference, all other business torts, breach of the duty of good faith and fair dealing, breach of fiduciary duty, or any other duty or claim under common law or statute of any nature or jurisdiction, including, without limitation, the DECLARATORY JUDGMENT ACT, the TEXAS FREE ENTERPRISE & ANTITRUST ACT OF 1983, TEX. BUS. & COM. CODE
(S) 15.01, et seq., the Texas Business Corporation Act, the Texas Partnership Act, the Texas LIMITED PARTNERSHIP ACT, the DELAWARE REVISED UNIFORM LIMITED PARTNERSHIP ACT, THE SECURITIES ACT OF 1933, 15 U.S.C.A. (S)(S) 77k, 77o; and the Securities Exchange Act of 1934, 15 U.S.C.A. (S)(S) 78b, 78t, 17 C.F.R. (S) 240.10b-5; whether arising under or out of any sale, purchase, offer, tender, contract, agreement, conspiracy, combination, communication, meeting, joint or concerted action; or whether arising under or by virtue of any statute or regulation that now exists or may be created or recognized in the future in any manner, including without limitation, by statute, regulation or judicial decision, including without limitation, all claims arising under or by virtue of the federal and/or state securities laws; together with all past, present, existing, future, liquidated or unliquidated, fixed or contingent, known or unknown, suspected or unsuspected, pending or threatened injuries, damages, losses, costs, expenses and remedies of every kind and nature, including, but not limited to, actual damages; all exemplary and punitive damages; all penalties of any kind, including but not limited to tax liabilities or penalties; all statutory damages; all property and economic damages; all damages to loss of individual or business reputation, loss of business, loss of company, loss of assets, diminution in assets or investments, loss of standard of living, lost profits and goodwill; all consequential damages; all mental anguish and other similar emotional and psychological damages, including loss of society, affection, consortium, enjoyment and the like, and all other personal injury damages; together with all prejudgment and postjudgment interest, costs and attorneys' fees; whether heretofore or hereafter accruing (all collectively "Claims"); known or unknown, whether each of which directly or indirectly arise out of, in connection with, or are attributable to, for, or related to: (1) the purchase and/or sale of the RESIDENCE INN II Partnership Unit(s); (2) the operation, property management and/or asset management of the Courtyard by Marriott Hotels owned by RESIDENCE INN II LP, as described more fully in the RESIDENCE INN II LP Private Placement Memorandum (the "Hotels"), and the formation, operation, administration and/or reporting of RESIDENCE INN II LP, including, but not limited to, the calculation and payment of all partner and partnership distributions or the failure to do same; the calculation and payment of all returns, including the priority return, or the failure to do same; the calculation and use of all FF&E funds; the results of operations of RESIDENCE INN II LP or the Hotels; the improvements and/or lack thereof of the Hotels; the use, administration, management, or operations of RESIDENCE INN II LP and/or any Hotel; the use of cash derived from the management or operations of RESIDENCE INN II LP and/or any Hotel; any borrowings or failure(s) to borrow or refinance and/or to distribute proceeds from same; any property management agreement; any guarantee agreement; and any publication or disclosure, report, statement or notice, or the failure to give same, concerning RESIDENCE INN II LP or the Hotels; (3) the conduct, facts, circumstances, matters, causes, communications, agreements, meetings, approvals, purchases, occurrences, transactions, and/or allegations asserted, relied upon or referred to, or which could have been asserted, relied upon, or alleged in the Litigation arising out of the transactions or occurrences that are the subject matter of the Haas Litigation; (4) any matter or thing done, omitted or suffered to be done relating to RESIDENCE INN II LP and/or the Hotels arising out of the transactions or occurrences that are the subject of the Haas Litigation; (5) any matter that has been brought or that could have been brought before or in any court, tribunal, or forum, in this or any other jurisdiction, in these United States or anywhere else, specifically including but not limited to, any claims which were or could have been asserted in the Haas Litigation arising out of the transactions or occurrences that are the subject matter of the Haas Litigation;
(6) the resolution of the Haas Litigation, including but not limited to, all claims, demands, and causes of action which now exist or may arise in the future by virtue of any assignment or otherwise, arising out of the manner in which the Released Persons, or any other representative of the Released Persons, handled, settled, or defended any claims, demands, or causes of action asserted in the Haas Litigation; and (7) the provisions, rights, and benefits of Section 1542 of the California Civil Code and any and all provisions, rights and benefits conferred by any law of any state or territory of the United States, or any principle of common law, which is similar, comparable or equivalent to Section 1542 of the California Civil Code;

         And (B) all known Claims as of the date the Release is executed arising from or relating to the purchase, sale, REIT or other conversion, assignment, holding, operation, performance of, or investment in each and all of the Defendants and their respective predecessors and successors, and their respective present or former parents, subsidiaries or affiliates.

         Nothing in this Release is intended to release, waive, or alter the ability of any Settling Party to assert any claim arising under this Settlement Agreement.

                                                                       Exhibit H
                                                                       ---------

                                ESCROW AGREEMENT

         THIS ESCROW AGREEMENT (as the same may be amended or modified from time to time and including any and all written instructions given to "Escrow Agent" (hereinafter defined) pursuant hereto, this "Escrow Agreement") is made and entered into as of March ___, 2000 by and among Plaintiffs' Counsel ("Party A"), and Defendants ("Party B"), as those terms are defined in that certain Settlement Agreement dated March 9, 2000 ("Settlement Agreement") (Party A and Party B, sometimes referred to collectively as the "Other Parties"), and CHASE BANK OF TEXAS, NATIONAL ASSOCIATION, a national banking association with its principal offices in Houston, Harris County, Texas (the "Bank").


                              W I T N E S S E T H :


         WHEREAS, Party A and Party B have requested Bank to act in the capacity of escrow agent under this Escrow Agreement, and Bank, subject to the terms and conditions hereof, has agreed so to do;

         WHEREAS, Party A and Party B have entered into the Settlement Agreement in settlement of certain litigation identified in the Settlement Agreement;

         WHEREAS, the Settlement Agreement calls for Party A and Party B to identify an Escrow Agent for purposes of carrying out certain provisions of the Settlement Agreement and the settlement;

         NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

         1. Definitions. Capitalized terms used in this Escrow Agreement, unless specifically defined herein, shall have the meaning and definition identified in the Settlement Agreement, without the necessity of the definition being repeated in this document.

         2. Appointment of Escrow Agent. Each of Party A and Party B hereby appoints the Bank as the escrow agent under this Escrow Agreement (the Bank in such capacity, the "Escrow Agent"), and Escrow Agent hereby accepts such appointment.

         3. Receipt of Settlement Agreement. The Escrow Agent hereby acknowledges receipt of a copy of the Settlement Agreement for purposes of definitions and instructions to the Escrow Agent.

         4. Deposit. On the date specified and subject to the terms and conditions of the Settlement Agreement, Party B will deliver to the Escrow Agent the Settlement Fund (as said amount may increase or decrease as a result of the investment and reinvestment thereof and as said amount may be reduced by charges thereto and payments and setoffs therefrom to compensate or reimburse Escrow Agent for amounts owing to it pursuant hereto, the "Deposit") to be held by Escrow Agent in accordance with the terms hereof. Subject to and in accordance with the terms and conditions hereof, Escrow Agent agrees that it shall receive, hold in escrow, invest and reinvest and release or distribute the Deposit. It is hereby expressly stipulated and agreed that all interest and other earnings on the Deposit shall become a part of the Deposit for all purposes, and that all losses resulting from the investment or reinvestment thereof from time to time and all amounts charged thereto to compensate or reimburse the Escrow Agent from time to time for amounts owing to it hereunder shall from the time of such loss or charge no longer constitute part of the Deposit.

         5. Investment of the Deposit. Escrow Agent shall invest and reinvest the Deposit in the Fidelity Treasury Fund #77 Money Market Fund, unless otherwise instructed in writing by Party A.. Such written instructions, if any, referred to in the foregoing sentence shall specify the type and identity of the investments to be purchased and/or sold and shall also include the name of the broker-dealer, if any, which Party A directs the Escrow Agent to use in respect of such investment, any particular settlement procedures required, if any (which settlement procedures shall be consistent with industry standards and practices), and such other information as Escrow Agent may require. Escrow Agent shall not be liable for failure to invest or reinvest funds absent sufficient written direction. Unless Escrow Agent is otherwise directed in such written instructions, Escrow Agent may use a broker-dealer of its own selection, including a broker-dealer owned by or affiliated with Escrow Agent or any of its affiliates. The Escrow Agent or any of its affiliates may receive compensation with respect to any investment directed hereunder. It is expressly agreed and understood by the parties hereto that Escrow Agent shall not in any way whatsoever be liable for losses on any investments, including, but not limited to, losses from market risks due to premature liquidation or resulting from other actions taken pursuant to this Escrow Agreement.

         Receipt, investment and reinvestment of the Deposit shall be confirmed by Escrow Agent as soon as practicable by account statement, and any discrepancies in any such account statement shall be noted by Party A to Escrow Agent within 30 calendar days after receipt thereof. Failure to inform Escrow Agent in writing of any discrepancies in any such account statement within said 30-day period shall conclusively be deemed confirmation of such account statement in its entirety. For purposes of this paragraph, (a) each account statement shall be deemed to have been received by the party to whom directed on the earlier to occur of (i) actual receipt thereof and (ii) three "Business Days" (hereinafter defined) after the deposit thereof in the United States Mail, postage prepaid and (b) the term "Business Day" shall mean any day of the year, excluding Saturday, Sunday and any other day on which national banks are required or authorized to close in Houston, Texas.

         6. Disbursement of Deposit. Escrow Agent is hereby authorized to make disbursements of the Deposit only as follows:

            (a) As provided for in the Settlement Agreement, the Plan of Allocation and the Judgment Order of the Court;

            (b)) Upon receipt of written instructions signed by both Party A and Party B and otherwise in form and substance satisfactory to Escrow Agent, in accordance with such instructions;

            (c) As permitted by this Escrow Agreement, to pay fees and expenses to the Escrow Agent and the Claims Administrator; and

            (d) Into the registry of the court in accordance with Sections 8 or 16 hereof.

Notwithstanding anything contained herein or elsewhere to the contrary, the Other Parties hereby expressly agree that the Escrow Agent shall be entitled to charge the Deposit for, and pay and set-off from the Deposit, any and all amounts, if any, then owing to it pursuant to this Escrow Agreement prior to the disbursement of the Deposit in accordance with clauses (a) through (d) (all inclusive) of this Section 4.

         7. Tax Matters. Party A shall provide Escrow Agent with its taxpayer identification number documented by an appropriate Form W 8 or Form W 9 upon execution of this Escrow Agreement. Failure so to provide such forms may prevent or delay disbursements from the Deposit and may also result in the assessment of a penalty and Escrow Agent's being required to withhold tax on any interest or other income earned on the Deposit. Any payments of income shall be subject to applicable withholding regulations then in force in the United States or any other jurisdiction, as applicable.

         8. Scope of Undertaking. Escrow Agent's duties and responsibilities in connection with this Escrow Agreement shall be purely ministerial and shall be limited to those expressly set forth in this Escrow Agreement. Escrow Agent is not a principal, participant or beneficiary in any transaction underlying this Escrow Agreement and shall have no duty to inquire beyond the terms and provisions hereof. Escrow Agent shall have no responsibility or obligation of any kind in connection with this Escrow Agreement or the Deposit and shall not be required to deliver the Deposit or any part thereof or take any action with respect to any matters that might arise in connection therewith, other than to receive, hold, invest, reinvest and deliver the Deposit as herein provided. Without limiting the generality of the foregoing, it is hereby expressly agreed and stipulated by the parties hereto that Escrow Agent shall not be required to exercise any discretion hereunder and shall have no investment or management responsibility and, accordingly, shall have no duty to, or liability for its failure to, provide investment recommendations or investment advice to the Other Parties or either of them. Escrow Agent shall not be liable for any error in judgment, any act or omission, any mistake of law or fact, or for anything it may do or refrain from doing in connection herewith, except for, subject to Section 7 hereinbelow, its own willful misconduct or gross negligence. It is the intention of the parties hereto that Escrow Agent shall never be required to use, advance or risk its own funds or otherwise incur financial liability in the performance of any of its duties or the exercise of any of its rights and powers hereunder.

         9. Reliance; Liability. Escrow Agent may rely on, and shall not be liable for acting or refraining from acting in accordance with, any written notice, instruction or request or other paper furnished to it hereunder or pursuant hereto and believed by it to have been signed or presented by the proper party or parties. Escrow Agent shall be responsible for holding, investing, reinvesting and disbursing the Deposit pursuant to this Escrow Agreement; provided, however, that in no event shall Escrow Agent be liable for any lost profits, lost savings or other special, exemplary, consequential or incidental damages in excess of Escrow Agent's fee hereunder and provided, further, that Escrow Agent shall have no liability for any loss arising from any cause beyond its control, including, but not limited to, the following: (a) acts of God, force majeure, including, without limitation, war (whether or not declared or existing), revolution, insurrection, riot, civil commotion, accident, fire, explosion, stoppage of labor, strikes and other differences with employees; (b) the act, failure or neglect of any Other Party or any agent or correspondent or any other person selected by Escrow Agent; (c) any delay, error, omission or default of any mail, courier, telegraph, cable or wireless agency or operator; or (d) the acts or edicts of any government or governmental agency or other group or entity exercising governmental powers. Escrow Agent is not responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness or validity of the subject matter of this Escrow Agreement or any part hereof or for the transaction or transactions requiring or underlying the execution of this Escrow Agreement, the form or execution hereof or for the identity or authority of any person executing this Escrow Agreement or any part hereof or depositing the Deposit.

         10. Right of Interpleader. Should any controversy arise involving the parties hereto or any of them or any other person, firm or entity with respect to this Escrow Agreement or the Deposit, or should a substitute escrow agent fail to be designated as provided in Section 15 hereof, or if Escrow Agent should be in doubt as to what action to take, Escrow Agent shall have the right, but not the obligation, either to (a) withhold delivery of the Deposit until the controversy is resolved, the conflicting demands are withdrawn or its doubt is resolved or (b) institute a petition for interpleader in any court of competent jurisdiction to determine the rights of the parties hereto. In the event Escrow Agent is a party to any dispute, Escrow Agent shall have the additional right to refer such controversy to binding arbitration. Should a petition for interpleader be instituted, or should Escrow Agent be threatened with litigation or become involved in litigation or binding arbitration in any manner whatsoever in connection with this Escrow Agreement or the Deposit, the Other Parties hereby jointly and severally agree to reimburse Escrow Agent for its attorneys' fees and any and all other expenses, losses, costs and damages incurred by Escrow Agent in connection with or resulting from such threatened or actual litigation or arbitration prior to any disbursement hereunder.

         11. Indemnification. The Other Parties hereby jointly and severally indemnify Escrow Agent, its officers, directors, partners, employees and agents (each herein called an "Indemnified Party") against, and hold each Indemnified Party harmless from, any and all expenses, including, without limitation, attorneys' fees and court costs, losses, costs, damages and claims, including, but not limited to, costs of investigation, litigation and arbitration, tax liability and loss on investments suffered or incurred by any Indemnified Party in connection with or arising from or out of this Escrow Agreement, except such acts or omissions as may result from the willful misconduct or gross negligence of such Indemnified Party. IT IS THE EXPRESS INTENT OF EACH OF PARTY A AND PARTY B TO INDEMNIFY EACH OF THE INDEMNIFIED PARTIES FOR, AND HOLD THEM HARMLESS AGAINST, THEIR OWN NEGLIGENT ACTS OR OMISSIONS.

         12. Compensation and Reimbursement of Expenses. The Other Parties hereby agree that Escrow Agent shall be paid for its services hereunder in accordance with Escrow Agent's fee schedule as in effect from time to time and to pay all expenses incurred by Escrow Agent in connection with the performance of its duties and enforcement of its rights hereunder and otherwise in connection with the preparation, operation, administration and enforcement of this Escrow Agreement, including, without limitation, attorneys' fees, brokerage costs and related expenses incurred by Escrow Agent. Such payment shall be made
(i) first, out of the interest or other income earned by the Settlement Fund during the period it has been deposited with Escrow Agent and (ii) if that amount is insufficient, by Defendants.

         13. Lien. Each of the Other Parties hereby grants to Escrow Agent a lien upon, and security interest in, all its right, title and interest in and to all of the Deposit as security for the payment and performance of its obligations owing to Escrow Agent hereunder, including, without limitation, its obligations of payment, indemnity and reimbursement provided for hereunder, which lien and security interest may be enforced by Escrow Agent without notice by charging and setting-off and paying from, the Deposit any and all amounts then owing to it pursuant to this Escrow Agreement or by appropriate foreclosure proceedings.

         14. Funds Transfer. In the event funds transfer instructions are given (other than in writing at the time of execution of the Agreement), whether in writing, by telefax, or otherwise, the Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or person designated on Schedule A hereto, and the Escrow Agent may rely upon the confirmations of anyone purporting to be the person or persons so designated. The persons and telephone numbers for call-backs may be changed only in writing actually received and acknowledged by the Escrow Agent. The parties to this Agreement acknowledge that such security procedure is commercially reasonable.

         It is understood that the Escrow Agent and the beneficiary's bank in any funds transfer may rely solely upon any account numbers or similar identifying number provided by either of the other parties hereto to identify
(i) the beneficiary, (ii) the beneficiary's bank, or (iii) an intermediary bank. The Escrow Agent may apply any of the escrowed funds for any payment order it executes using any such identifying number, even where its use may result in a person other than the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary's bank or an intermediary bank, designated.

         15. Notices. Any notice or other communication required or permitted to be given under this Escrow Agreement by any party hereto to any other party hereto shall be considered as properly given if in writing and (a) delivered against receipt therefor, (b) mailed by registered or certified mail, return receipt requested and postage prepaid or (c) sent by telefax machine, in each case to the address or telefax number, as the case may be, set forth below:

         If to Escrow Agent:

             Chase Bank of Texas, National Association
             600 Travis Street, Suite 1150
             Houston, TX 77002
             Attn:  May Ng
             CMFS/Escrow Section
             Telefax No.:  (713)  216-6927

         If to Party A:

             David Berg, Esq.
             Berg, Androphy & Wilson
             3704 Travis
             Houston, TX  77002
             Telefax No.:  (713) 529-3785
             Telephone No.:(713) 529-5622

         If to Party B:

             James E. Akers, Esq.
             Marriott International, Inc.
             Marriott Drive, Dept. 92/523
             Washington, D.C.  20058
             Telefax No.:  (301) 380-6727
             Telephone No.:(301) 380-1845

             Jerome Kraisinger, Esq.
             Host Marriott Corporation

             Marriott Drive, Dept. 92/523
             Washington, D.C.  20058
             Telefax No.:  (301) 380-6332
             Telephone No.:(301) 380-1038

             With copies to:

             Tom A. Cunningham, Esq.
             Cunningham, Darlow, Zook & Chapoton, LLP
             1700 Chase Tower
             600 Travis
             Houston, TX  77002
             Telefax No.:  (713) 659-4466
             Telephone No.:(713) 659-5522

             Richard S. Hoffman, Esq.
             Williams & Connolly LLP
             725 12th Street, N.W.
             Washington, D.C.  20005
             Telefax No.:  (202) 434-5029
             Telephone No.:(202) 434-5000



Except to the extent otherwise provided in the second paragraph of Section 3 hereinabove, delivery of any communication given in accordance herewith shall be effective only upon actual receipt thereof by the party or parties to whom such communication is directed. Any party to this Escrow Agreement may change the address to which communications hereunder are to be directed by giving written notice to the other party or parties hereto in the manner provided in this section.

         16. Consultation with Legal Counsel. Escrow Agent may consult with its counsel or other counsel satisfactory to it concerning any question relating to its duties or responsibilities hereunder or otherwise in connection herewith and shall not be liable for any action taken, suffered or omitted by it in good faith upon the advice of such counsel.

         17. Choice of Laws; Cumulative Rights. This Escrow Agreement shall be construed under, and governed by, the laws of the State of Texas, excluding, however, (a) its choice of law rules and (b) the portions of the Texas Trust Code Sec. 111.001, et seq. of the Texas Property Code concerning fiduciary duties and liabilities of trustees. All of Escrow Agent's rights hereunder are cumulative of any other rights it may have at law, in equity or otherwise. The parties hereto agree that the forum for resolution of any dispute arising under this Escrow Agreement shall be Harris County, Texas, and each of the Other Parties hereby consents, and submits itself, to the jurisdiction of any state or federal court sitting in Harris County, Texas.

         18. Resignation. Escrow Agent may resign hereunder upon ten (10) days' prior notice to the Other Parties. Upon the effective date of such resignation, Escrow Agent shall deliver the Deposit to any substitute escrow agent designated by the Other Parties in writing. If the Other Parties fail to designate a substitute escrow agent within ten (10) days after the giving of such notice, Escrow Agent may institute a petition for interpleader. Escrow Agent's sole responsibility after such 10-day notice period expires shall be to hold the Deposit (without any obligation to reinvest the same) and to deliver the same to a designated substitute escrow agent, if any, or in accordance with the directions of a final order or judgment of a court of competent jurisdiction, at which time of delivery Escrow Agent's obligations hereunder shall cease and terminate.

         19. Assignment. This Escrow Agreement shall not be assigned by either of the Other Parties without the prior written consent of Escrow Agent (such assigns of the Other Parties to which Escrow Agent consents, if any, and Escrow Agent's assigns being hereinafter referred to collectively as "Permitted Assigns").

         20. Severability. If one or more of the provisions hereof shall for any reason be held to be invalid, illegal or unenforceable in any respect under applicable law, such invalidity, illegality or unenforceability shall not affect any other provisions hereof, and this Escrow Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein, and the remaining provisions hereof shall be given full force and effect.

         21. Termination. This Escrow Agreement shall terminate upon the disbursement, in accordance with Sections 4 or 16 hereof, of the Deposit in full; provided, however, that in the event all fee, expenses, costs and other amounts required to be paid to Escrow Agent hereunder are not fully and finally paid prior to termination, the provisions of Section 10 hereof shall survive the termination hereof and, provided further, that the last two sentences of Section 8 hereof and the provisions of Section 9 hereof shall, in any event, survive the termination hereof.

         22. General. The section headings contained in this Escrow Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Escrow Agreement. This Escrow Agreement and any affidavit, certificate, instrument, agreement or other document required to be provided hereunder may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute but one and the same instrument. Unless the context shall otherwise require, the singular shall include the plural and vice-versa, and each pronoun in any gender shall include all other genders. The terms and provisions of this Escrow Agreement constitute the entire agreement among the parties hereto in respect of the subject matter hereof, and neither the Other Parties nor Escrow Agent has relied on any representations or agreements of the other, except as specifically set forth in this Escrow Agreement. This Escrow Agreement or any provision hereof may be amended, modified, waived or terminated only by written instrument duly signed by the parties hereto. This Escrow Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective heirs, devisees, executors, administrators, personal representatives, successors, trustees, receivers and

Permitted Assigns. This Escrow Agreement is for the sole and exclusive benefit of the Other Parties and the Escrow Agent, and nothing in this Escrow Agreement, express or implied, is intended to confer or shall be construed as conferring upon any other person any rights, remedies or any other type or types of benefits.

         IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement to be effective as of the date first above written.


                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------
                                                                       "PARTY A"



                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------
                                                                       "PARTY B"

                                       CHASE BANK OF TEXAS
                                       NATIONAL ASSOCIATION


                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------
                                                                  "ESCROW AGENT"

                                  Schedule ___

                Telephone Number(s) for Call-backs and Person(s)
                Designated to Confirm Funds Transfer Instructions


If to Party A:

Name                                              Telephone Number
----                                              ----------------

1.  ___________________________                   _______________________
2.  ___________________________                   _______________________



If to Party B:

Name                                              Telephone Number
----                                              ----------------

1.  ___________________________                   _______________________
2.  ___________________________                   _______________________


Telephone call-backs shall be made to either Party A or B if joint instructions are required pursuant to the Agreement.